EXHIBIT 4.1

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                             OCCIDENTAL PERMIAN LTD.

                              --------------------

                                CREDIT AGREEMENT

                                   dated as of

                                 April 19, 2000

                                 $2,440,000,000

                               ------------------

                              CHASE SECURITIES INC.
                                   as Arranger

                              BANK OF AMERICA, N.A.
                              as Syndication Agent

                    MORGAN GUARANTY TRUST COMPANY OF NEW YORK
                                     UBS AG
                             As Documentation Agents

                                       and

                            THE CHASE MANHATTAN BANK
                             as Administrative Agent



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                                                          [CS&M Ref. # 6701-071]
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                                                                               i



                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.   Definitions....................................................2
                  Accumulated Funding Deficiency...............................2
                  Acquisition..................................................2
                  Administrative Agent.........................................2
                  Administrative Questionnaire.................................2
                  Affected Bank................................................2
                  Affiliate....................................................2
                  Agreement....................................................2
                  Allocable Share..............................................3
                  Alternate Base Rate..........................................3
                  Alternate Base Rate Loan.....................................3
                  Applicable Margin............................................3
                  Assenting Bank...............................................4
                  Asset Disposition............................................4
                  Assignment and Acceptance....................................5
                  Bank.........................................................5
                  Banks........................................................5
                  Board........................................................5
                  Borrower.....................................................5
                  Borrowing....................................................5
                  BP Amoco Guarantee...........................................5
                  BP Amoco Loan................................................5
                  BP Amoco Loan Agreement......................................5
                  BP Amoco Note................................................5
                  Business Day.................................................5
                  Calendar Quarter.............................................5
                  Capital Adequacy Change......................................5
                  Capital Adequacy Rule........................................5
                  Capital Lease Obligations....................................6
                  Cash Management Demand Loans.................................6
                  Code.........................................................6
                  Commitment...................................................6
                  Commitments..................................................6
                  Confidential Information.....................................6
                  Consolidated EBITDA..........................................6
                  Consolidated EBT.............................................6
                  Consolidated Indebtedness....................................6
                  Consolidated Interest Expense................................6
                  Consolidated Interest Expense Coverage Ratio.................7
                  Consolidated Subsidiary......................................7
                  Control......................................................7
                  Demand Loans.................................................7
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                                                                              ii

                  Distributions................................................7
                  Dollars......................................................7
                  Domestic Loans...............................................7
                  Domestic Loan................................................7
                  Eligible Assignee............................................7
                  Employee Benefit Plan........................................7
                  ERISA........................................................7
                  Eurodollar Loan..............................................7
                  Eurodollar Rate..............................................8
                  Event of Default.............................................8
                  Guarantee Agreement..........................................8
                  Guarantee Requirement........................................8
                  Increased Cost Change........................................8
                  Indebtedness.................................................8
                  Indemnified Liabilities......................................9
                  Indemnitees..................................................9
                  Indemnitee...................................................9
                  Interest Payment Date.......................................10
                  Interest Period.............................................10
                  Interest Rate...............................................10
                  Interest Rate Election......................................10
                  Lien........................................................10
                  Loans and Loan..............................................10
                  Material Subsidiary.........................................10
                  Maturity Date...............................................11
                  Maximum Indebtedness Amount.................................11
                  Moody's.....................................................11
                  Multiemployer Plan..........................................11
                  Net Proceeds................................................11
                  Non-Cash Management Demand Loans............................11
                  Occidental..................................................11
                  Officers' Certificate.......................................11
                  Participants and Participant................................11
                  Partners....................................................11
                  Partnership Agreement.......................................12
                  PBGC........................................................12
                  Permitted Restricted Payment Amount.........................12
                  Person......................................................12
                  Plan........................................................12
                  Plan Administrator..........................................12
                  Plan Sponsor................................................12
                  Prohibited Transaction......................................12
                  Proportional Share..........................................12
                  Purchase and Sale Agreement.................................13
                  Ratings.....................................................13
                  Reference Banks.............................................13
                  Reference Bank..............................................13
                  Register....................................................13
                  Regulation D................................................13
                  Regulation U................................................13
                  Regulation X................................................13
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                                                                             iii

                  Replacement Lender..........................................13
                  Reportable Event............................................13
                  Required Banks..............................................13
                  Restricted Payment..........................................13
                  Shell Guarantee.............................................13
                  Shell Loan..................................................14
                  Shell Loan Agreement........................................14
                  Shell Note..................................................14
                  S&P.........................................................14
                  Subsidiary..................................................14
                  Taxes.......................................................14
                  Total Commitment............................................14
                  Transferee..................................................14
                  Unmatured Event of Default..................................14
                  Voting Securities...........................................14
SECTION 1.02.   Accounting Terms..............................................14


                                   ARTICLE II

                                 LOAN PROVISIONS

SECTION 2.01.   Loans.........................................................15
SECTION 2.02.   General Terms Relating to the Loans...........................16
SECTION 2.03.   Repayment of Loans; Evidence of Debt..........................17
SECTION 2.04.   Reserve Requirements; Change in Circumstances.................18
SECTION 2.05.   Pro Rata Treatment............................................22
SECTION 2.06.   Payments......................................................22
SECTION 2.07.   Payments on Business Days.....................................22
SECTION 2.08.   Net Payments..................................................23
SECTION 2.09.   Failed, Credit-Impaired and Non-Consenting Banks..............25


                                   ARTICLE III

                               INTEREST PROVISIONS

SECTION 3.01.   Interest on Loans.............................................27
SECTION 3.02.   Interest on Overdue Amounts...................................27
SECTION 3.03.   Inability to Determine Eurodollar Rate........................28
SECTION 3.04.   Indemnity.....................................................28
SECTION 3.05.   Rate Determination Conclusive.................................29


                                   ARTICLE IV

                                   PREPAYMENTS

SECTION 4.01.   Optional Prepayments..........................................29
SECTION 4.02.   Prepayments with Asset Disposition Proceeds...................29
SECTION 4.03.   Prepayment of Loans of Affected Banks.........................30
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                                                                              iv

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

SECTION 5.01.   Representations and Warranties of the Borrower................32


                                   ARTICLE VI

                                    COVENANTS

SECTION 6.01.   Affirmative Covenants of the Borrower.........................36
SECTION 6.02.   Negative Covenants of the Borrower............................40


                                   ARTICLE VII

                              CONDITIONS OF CREDIT............................45


                                  ARTICLE VIII

                                EVENTS OF DEFAULT

SECTION 8.01.   Events of Default.............................................47
SECTION 8.02.   Limitations on Exercise of Certain Remedies...................49


                                   ARTICLE IX

                     THE ADMINISTRATIVE AGENT AND THE BANKS

SECTION 9.01.   Appointment and Powers of the Administrative Agent............50
SECTION 9.02.   Exculpatory Provisions........................................50
SECTION 9.03.   Reliance by the Administrative Agent..........................50
SECTION 9.04.   Notice of Default.............................................51
SECTION 9.05.   Indemnification...............................................51
SECTION 9.06.   Nonreliance on the Administrative Agent and Other Banks.......52
SECTION 9.07.   The Administrative Agent in its Individual Capacity...........52
SECTION 9.08.   Excess Payments...............................................52
SECTION 9.09.   Obligations Several...........................................52
SECTION 9.10.   Resignation by the Administrative Agent.......................53
SECTION 9.11.   Letter Agreement..............................................53
SECTION 9.12.   Agents........................................................53
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                                                                               v

                                    ARTICLE X

                                  MISCELLANEOUS

SECTION 10.01.  No Waiver; Modifications in Writing...........................53
SECTION 10.02.  Confidentiality...............................................54
SECTION 10.03.  Notices, etc..................................................55
SECTION 10.04.  Costs, Expenses and Taxes.....................................55
SECTION 10.05.  Confirmations.................................................56
SECTION 10.06.  Successors and Assigns; Participations........................56
SECTION 10.07.  Indemnification...............................................61
SECTION 10.08.  Reference Banks...............................................62
SECTION 10.09.  Headings......................................................62
SECTION 10.10.  Circumstances Requiring Consultation..........................62
SECTION 10.11.  Execution in Counterparts.....................................63
SECTION 10.12.  GOVERNING LAW.................................................63
SECTION 10.13.  CONSENT TO JURISDICTION AND SERVICE OF
                  PROCESS; WAIVER OF JURY TRIAL...............................63
SECTION 10.14.  Severability of Provisions....................................64
SECTION 10.15.  Maximum Interest..............................................64
SECTION 10.16.  Limitation on Recourse........................................64
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                                                                              vi

Schedules

   I    Commitments

  II    Addresses, Telecopier and Telephone Numbers

Exhibits

A       Form of Interest Rate Election
B-1     Form of Article VII(c) Certificate of the Borrower
B-2     Form of Article VII(c) Certificate of Occidental Petroleum Corporation
C       Form of Assignment and Acceptance
D-1     Form of Opinion of Scott A. King, Esq., Assistant General Counsel of
          Occidental Petroleum Corporation
D-2     Form of Opinion of Vinson & Elkins L.L.P.,
          Special Counsel to Occidental Petroleum Corporation
E       Form of Opinion of Cravath, Swaine & Moore, Special Counsel to the
          Administrative Agent
F       Form of Administrative Questionnaire
G-1     BP Amoco Loan Agreement
G-2     Shell Loan Agreement
H-1     BP Amoco Guarantee
H-2     Shell Guarantee
I       Form of Guarantee Agreement
J       Form of Letter Agreement

                                CREDIT AGREEMENT

                         THIS AGREEMENT, dated as of April 19, 2000, is among
                    OCCIDENTAL PERMIAN LTD., a Texas limited partnership (hereinafter called the "Borrower"), the BANKS (as defined below), BANK OF AMERICA, N.A., as syndication agent, MORGAN GUARANTY TRUST COMPANY OF NEW YORK and UBS AG, as documentation agents, and THE CHASE MANHATTAN BANK, and THE BANK OF NOVA SCOTIA, as administrative agents (collectively, in such capacities, together with any successors thereto in such capacities, the "Administrative Agents", with references herein to "the Administrative Agent" in the singular being construed as provided in the definition of such term in Section 1.01 hereof).

                               W I T N E S S E T H

     WHEREAS, pursuant to the Purchase and Sale Agreement (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Article I), OXY Oil Partners, Inc., a Delaware corporation and a wholly owned Subsidiary of Occidental, is acquiring a 28.9955050% limited partnership interest in the Borrower, and OXY USA, Inc., a Delaware corporation and a wholly owned Subsidiary of Occidental, is acquiring a 49% equity interest in Occidental Permian Manager LLC, a Delaware limited liability company and the sole general partner of the Borrower, in each case from Affiliates of BP Amoco p.l.c. and Shell Oil Company (the "Acquisition");

     WHEREAS, on the Second Closing Date (as defined in the Purchase and Sale Agreement), Occidental will purchase an additional 49% equity interest in Occidental Permian Manager LLC from an Affiliate of BP Amoco p.l.c.;

     WHEREAS, at the closing of the Acquisition, the Borrower will (a) make cash distributions to Affiliates of BP Amoco p.l.c. and Shell Oil Company in an aggregate amount of $619,820,332 (the "Distributions"), (b) make a loan to BP International Limited pursuant to the BP Amoco Loan Agreement in a principal amount of $1,134,991,060 (the "BP Amoco Loan") and (c) make a loan to Midstream Finance Company LLC pursuant to the Shell Loan Agreement in a principal amount of $832,857,170 (the "Shell Loan");

     WHEREAS, in order to obtain funds for the Distributions and the making of the BP Amoco Loan and the Shell Loan, and to pay related costs and expenses, the Borrower has requested that the Banks make available to it a $2,440,000,000 committed term credit facility;

     WHEREAS the Banks are willing to provide such credit facility to the Borrower on the terms and conditions herein set forth;


     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:
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                                                                               2

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.01. Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated (the meanings given to terms defined herein being equally applicable to both the singular and plural forms of such terms):

     "Accumulated Funding Deficiency" has the meaning assigned to that term in
Section 412 of the Code.

     "Acquisition" has the meaning assigned to that term in the recitals hereto.

     "Administrative Agent" means (a) for purposes of Article II (other than
Section 2.01(b) and (c) thereof), Article III, Article IV and Sections 10.06 (other than paragraph (a) and clause (vi) of paragraph (d) thereof), Sections
10.08 and 10.10 and the first sentence of Section 10.13 of this Agreement, and for purposes of the definitions set forth in this Section 1.01 insofar as such definitions are used in such Article and such Sections, The Bank of Nova Scotia, in its capacity as administrative agent for the Banks, and its successors in such capacity; (b) for purposes of Section 5.01, paragraph (g) of Article VII, paragraph (b) of Section 8.01, Article IX (other than Section 9.11), the first two sentences and the second proviso to the third sentence of Section 10.01 and Sections 10.02, 10.04, 10.06(a) and (d)(vi), 10.07 and 10.13 (other than the first sentence thereof) of this Agreement, and for purposes of the definitions set forth in this Section 1.01 insofar as such definitions are used in such Articles and Sections, each of The Chase Manhattan Bank and The Bank of Nova Scotia, in their capacities as administrative agents for the Banks, and their respective successors in such capacities, with all of such provisions to apply separately to each such administrative agent; and (c) for purposes of all other provisions of this Agreement, including the definitions set forth in this
Section 1.01 insofar as such definitions are used in such provisions, The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders, and its successors in such capacity.

     "Administrative Questionnaire" means an Administrative Questionnaire substantially in the form of Exhibit G hereto, which each Bank shall complete and provide to the Administrative Agent.

     "Affected Bank" means, respectively, (i) any Bank or Participant affected by the events described in Section 2.04(a), Section 2.04(b), Section 2.04(f) or
Section 2.08 hereof, (ii) any Bank affected by the events described in Section
2.09 hereof, or (iii) any Bank affected by the events described in Section 4.03(a) hereof, as the case may be, but, in the case of the foregoing clauses
(i), (ii) and (iii), only for any period during which such Bank or Participant shall be affected by such events.

     "Affiliate" means, as to any person, another person Controlling, Controlled by or under common Control with such Person.

     "Agreement" means this Agreement, as the same may at any time be amended or modified and in effect.

     "Allocable Share" means, when used with reference to any Assenting Bank at the time any determination thereof is to be made, in the case of the Loans of an Affected Bank, a fraction, the numerator of which shall be the aggregate principal amount of the Loans of such Affected Bank that such Assenting Bank shall have agreed to acquire or refinance and the denominator of which shall be the aggregate principal amount of the Loans of such Affected Bank that all the Assenting Banks shall have agreed to acquire or refinance.

     "Alternate Base Rate" means for any day, a rate per annum equal to the higher of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect for such day plus 1/2 of 1% per annum.

     For purposes hereof, "Prime Rate" means the rate per annum announced by the Administrative Agent from time to time as its base rate in effect at its principal office in the City of New York; each change in the Prime Rate shall be effective on the date such change is announced as effective.

     For purposes hereof, "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates in effect on such day for overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     For purposes hereof, any change in the Alternate Base Rate due to a change in the Federal Funds Effective Rate shall be effective on the effective date of such change. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including, without limitation, the inability or failure of the Administrative Agent to obtain sufficient bids or publications in accordance with the terms hereof, the Alternate Base Rate shall be the Prime Rate until the circumstances giving rise to such inability no longer exist.

     "Alternate Base Rate Loan" means any Loan with respect to which the Interest Rate is based on the Alternate Base Rate.

     "Applicable Margin" means, on any date, with respect to any Eurodollar Loan, the applicable spread set forth below based upon the Borrower's Ratings in effect on such date:

                 LEVEL 1        LEVEL 2       LEVEL 3         LEVEL 4         LEVEL 5            LEVEL 6
                 -------        -------       -------         -------         -------            -------
S&P              AA or better   A or better   BBB+ or         BBB             BBB-               BB+ or below
Moody's          Aa2 or better  A2 or better  better Baa1     Baa2            Baa3               Ba1 or below
                                              or better

Spread           .625%          .750%         .875%           1.000%          1.250%             2.000%

For purposes hereof, (i) if the Ratings established (or deemed to have been established, as provided in clause (ii) below) by Moody's and S&P shall fall within different Levels, the rating in the inferior Level shall be disregarded, unless the Ratings are not in adjacent Levels, in which case the Applicable Margin will be based on the intermediate Level (or (A) if there are two intermediate Levels, the higher of the spreads corresponding to the intermediate Levels and (B) if there are more than two intermediate Levels, the average of the spreads corresponding to the intermediate Levels), (ii) if Moody's or S&P shall not have in effect a Rating (other than (a) because such rating agency shall no longer be in the business of rating credit facilities or (b) as a result of a change in the rating system of Moody's or S&P), then such rating agency will be deemed to have established a Rating for the Borrower in Level 6 and (iii) if any Rating established (or deemed to have been established, as provided in clause (ii) above) by Moody's or S&P shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first publicly announced by the applicable rating agency. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating credit facilities, the Borrower and the Banks (acting through the Administrative Agent) shall negotiate in good faith to amend the references to specific Ratings in this definition to reflect such changed rating system or the non-availability of Ratings from such rating agency and, pending the effectiveness of such amendment, the Applicable Margin shall be determined by reference to the Rating most recently in effect prior to such change or cessation.

     "Assenting Bank" has the meaning assigned to that term in Section 2.04(e)(i) hereof.

     "Asset Disposition" means (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Borrower or any Subsidiary of the Borrower, other than sales of inventory (including, without limitation, crude oil, condensate, natural gas liquids and/or natural gas) or sales or other dispositions of used or surplus equipment, in each case in the ordinary course of business; or (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary of the Borrower, but only to the extent that the Net Proceeds therefrom have not been applied to repair, restore or replace the property or asset so damaged or taken within 180 days after such event, provided that the following shall not be considered an "Asset Disposition": (a) any transfer, distribution, reduction, cancelation, discharge or payment of the BP Amoco Note or the Shell Note, or the transfer of such note and the distribution of the proceeds thereof, permitted by the terms hereof, (b) mergers and consolidations, and sales, leases, transfers and dispositions of assets, in each case to the extent permitted under Sections 6.02(a)(i) through (vi) hereof, (c) Restricted Payments that may be made or declared under the provisions of Section 6.02(d) hereof, and (d) Liens described in clauses (i) through (xii) of Section 6.02(b) hereof.

     "Assignment and Acceptance" means an instrument substantially in the form of Exhibit C hereto.

     "Bank" and "Banks" mean, respectively, (i) each bank or financial institution which becomes a party to this Agreement by signing on the signature pages hereto or pursuant to Section 10.06(c) hereof, and (ii) all such banks and financial institutions.

     "Board" means the Board of Governors of the Federal Reserve System of the United States.

     "Borrower" has the meaning assigned to that term in the introduction to this Agreement.

     "Borrowing" means a Borrowing (a) pursuant to Section 2.01(a) hereof consisting of simultaneous Loans from each of the Banks in accordance with their respective Proportional Shares of such Borrowing, or (b) made as a result of the operation of Section 2.04(e)(i), Section 2.04(e)(ii), Section 2.08(c)(i),
Section 2.09(i), or Section 4.03(b)(i) hereof.

     "BP Amoco Guarantee" means the Guaranty Agreement dated as of April 19, 2000, between BP Amoco p.l.c. and the Borrower, a copy of which is attached as Exhibit H-1 hereto.

     "BP Amoco Loan" has the meaning assigned to that term in the recitals to this Agreement.

     "BP Amoco Loan Agreement" means the Term Loan Agreement dated as of April 19, 2000, between BP International Limited, a wholly owned Subsidiary of BP Amoco p.l.c., and the Borrower, a copy of which is attached as Exhibit G-1 hereto.

     "BP Amoco Note" means the promissory note of BP International Limited in the principal amount of $1,134,991,060 issued under, and in the form attached as Schedule A to, the BP Amoco Loan Agreement.

     "Business Day" means any day not a Saturday, Sunday or legal holiday in the State of New York and on which banks and the Federal Reserve Bank of New York are open for business in New York City; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London Interbank Market.

     "Calendar Quarter" means a calendar quarter ending on the last day of any March, June, September or December.

     "Capital Adequacy Change" has the meaning assigned to that term in Section 2.04(b) hereof.

     "Capital Adequacy Rule" has the meaning assigned to that term in Section 2.04(b) hereof.

     "Capital Lease Obligations" means obligations of the Borrower and its Subsidiaries as lessee under leases that, in accordance with GAAP, should be recorded as capital leases.

     "Cash Management Demand Loans" means Demand Loans that are made to allow excess cash to be temporarily invested with Occidental until needed to meet the Borrower's obligations.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time and in effect.

     "Commitment" means, when used with reference to any Bank, the amount of such Bank's commitment hereunder to extend credit to the Borrower as set forth in Section 2.01(a) hereof, which Commitment, subject to Section 8.01 hereof, shall be the amount set forth opposite the name of such Bank on Schedule I hereto, as such commitment may from time to time be adjusted under Section 2.04(e)(i), Section 2.08(c)(i), Section 2.09(i) or Section 4.03(b)(i) hereof, reduced by the amount of any permanent reduction(s) in such amount made pursuant to Section 4.01 or Section 4.03 hereof.

     "Commitments" means each Commitment, collectively.

     "Confidential Information" has the meaning assigned to that term in Section
10.02 hereof.

     "Consolidated EBITDA" means, with respect to any period for which Consolidated EBITDA is to be calculated, consolidated net income for such period plus (a) without duplication and to the extent deducted in determining such consolidated net income, the sum of (i) Consolidated Interest Expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation, depletion and impairment, amortization of leaseholds and intangibles and other non-cash expenses for such period and (iv) all extraordinary losses for such period, plus (b) without duplication, prepaid royalty income to the extent actually received in cash for such period, minus
(c) without duplication and to the extent included in determining such consolidated net income, any extraordinary gains for such period, all determined on a consolidated basis in accordance with generally accepted accounting principles.

     "Consolidated EBT" means the aggregate amount of consolidated net income before consolidated income tax expense of the Borrower and its Subsidiaries, computed on a consolidated basis in accordance with generally accepted accounting principles.

     "Consolidated Indebtedness" means the sum of, without duplication, (a) the aggregate amount of all Indebtedness of the Borrower and its Subsidiaries other than Indebtedness referred to in clause (d) of the definition of such term, computed on a consolidated basis in accordance with generally accepted accounting principles, and (b) obligations reflected for financial reporting purposes as deferred credits for revenue from sales of future production of the Borrower and its Subsidiaries.

     "Consolidated Interest Expense" means, for any period, the interest expense (including imputed interest expense in respect of Capital Lease Obligations, and not reduced by interest income) of the Borrower and the Subsidiaries for such period, determined on a consolidated basis in accordance with generally accepted accounting principles.

     "Consolidated Interest Expense Coverage Ratio" means, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

     "Consolidated Subsidiary" means any Subsidiary of the Borrower included in the financial statements of the Borrower and its Subsidiaries prepared on a consolidated basis in accordance with generally accepted accounting principles.

     "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

     "Demand Loans" means each demand loan to Occidental under that certain Demand Promissory Note dated as of April 19, 2000, executed by Occidental and payable to the order of the Borrower, in the form heretofore delivered to the Administrative Agent, provided that the terms of such note may not be amended without the consent of the Required Banks and shall at all times provide that
(a) the amount of such loan or note may not be compromised, settled, subject to offset or otherwise reduced and (b) such loan and all other Indebtedness under such note shall become immediately due and payable upon the maturity of the Loans hereunder, whether at the scheduled maturity date or by acceleration or otherwise.

     "Distributions" has the meaning assigned to that term in the recitals hereto.

     "Dollars" and the symbol "$" mean the lawful currency of the United States of America.

     "Domestic Loans" and "Domestic Loan" mean, respectively, (a) any Loans during any period in which such Loans bear Interest Rates determined with reference to the Alternate Base Rate and (b) a single such Loan during any such period.

     "Eligible Assignee" means a commercial bank having total assets in excess of $8,000,000,000 or any other financial institution mutually acceptable to the Borrower and the Administrative Agent.

     "Employee Benefit Plan" has the meaning assigned to the term "employee benefit plan" in Section 3(3) of ERISA.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and in effect.

     "Eurodollar Loan" means any Loan with respect to which the Borrower shall have selected an Interest Rate based on the Eurodollar Rate in accordance with the provisions of Article II hereof.

     "Eurodollar Rate" means, for any Interest Period with respect to any Eurodollar Loan, an interest rate per annum equal to the rate per annum reported, on the date two Business Days prior to the first day of such Interest Period, on page 3750 of the Telerate Screen for one, two, three or six month LIBO, as the Borrower may elect, provided that if the Telerate Screen shall cease to be publicly available, or if under the provisions of the definition of the term "Interest Period" set forth herein, the Administrative Agent and the Borrower shall agree to an Interest Period of other than one, two, three or six months, then, in either such event, the term "Eurodollar Rate" shall mean, for any Interest Period with respect to any Eurodollar Loan, the rate per annum which is equal to the arithmetic average (as determined by the Administrative Agent (subject to Section 10.08 hereof) on the basis of quotations, if any, received by the Administrative Agent from the Reference Banks, with such average expressed as a percentage and rounded, if necessary, to the nearest 1/10,000 of one percent) of the average rate per annum at which each Reference Bank is offered deposits in Dollars by prime banks in the London Interbank Eurodollar market as of 11:00 a.m., London time, on the day which is two (2) Business Days prior to the beginning of such Interest Period, for settlement on the first day of such Interest Period and for the approximate number of days comprised therein, in an amount comparable to the amount of such Reference Bank's portion of the principal amount of the Borrowing of which such Eurodollar Loan forms a part.

     "Event of Default" has the meaning assigned to that term in Section 8.01 hereof.

     "Guarantee Agreement" means a Guarantee Agreement in the form of Exhibit I hereto.

     "Guarantee Requirement" means, at any time, the requirement that each Material Subsidiary (if any) shall have executed and delivered to the Administrative Agent either (i) a counterpart of each of the Guarantee Agreement or (ii) in the case of any Person that becomes a Material Subsidiary after the date hereof, a supplement to each such agreement, in the form specified therein.

     "Increased Cost Change" has the meaning assigned to that term in Section 2.04(a) hereof.

     "Indebtedness" means, with respect to any Person, as of the date on which Indebtedness is to be determined, (a) all items (except items of capital stock or of surplus or of deferred credits and other liabilities combined with deferred credits for financial reporting purposes or minority interests in Subsidiaries of such Person) which in accordance with generally accepted accounting principles applied in the preparation of the financial statements of the Borrower and its Consolidated Subsidiaries would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, (b) all indebtedness secured by any mortgage on, or other security interest in, any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed by such Person, (c) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted with recourse, agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has otherwise become directly or indirectly liable (including through any letter of credit, letter of guarantee or similar arrangement), and
(d) all payments that such Person would have to make in the event of an early termination, on the date Indebtedness of such Person is being determined, in respect of outstanding interest rate protection agreements, foreign currency exchange agreements, oil and gas futures and other hedging arrangements. For the purpose of computing the Indebtedness of any Person, there shall be excluded any particular Indebtedness which meets any of the following categories:

     (i) Indebtedness with respect to which sufficient cash or cash equivalents or securities shall have been deposited in trust to provide for the full payment, redemption or satisfaction of the principal of, premium, if any, and interest to accrue on, such Indebtedness to the stated maturity thereof or to the date of prepayment thereof, as the case may be, and as a result of such deposit such particular Indebtedness, in accordance with generally accepted accounting principles, shall no longer be required to be reported on a balance sheet of such Person as a liability, and such cash or cash equivalents or securities shall not be required to be reported as an asset;

     (ii) Indebtedness which is not classified as Indebtedness under clause (a) of the definition of Indebtedness and which is payable solely out of certain property or assets of such Person, or is secured by a mortgage on, or other security interest in, certain property or assets owned or held by such Person, in either case without any further recourse to or liability of such Person, to the extent such Indebtedness exceeds (x) if such Person records such property or assets on its books, the value for such property or assets recorded on such books or (y) if such Person does not record such property or assets on its books, (1) if such Indebtedness is a general obligation of the entity which does record such property or assets on its books, the net investment in or advances to such entity as recorded on the books of such Person or (2) if such Indebtedness is payable solely out of certain property or assets of such entity, the lesser of the value for such property or assets recorded on the books of such entity or the net investment in or advances to such entity as recorded on the books of such Person, in each case determined in accordance with generally accepted accounting principles;

     (iii) accounts payable (for the purchase price of property or services) from time to time incurred in the ordinary course of business and guarantees by such Person or any of its Subsidiaries of any such obligations incurred by any other Subsidiary of such Person;

     (iv) obligations for taxes and assessments that are not yet due or are being contested in compliance with Section 6.01(b); or

     (v) (A) obligations to sell or purchase hydrocarbons, (B) obligations with pipelines for firm transportation of natural gas of such Person, and (C) oil and gas balancing agreements, take or pay agreements or other prepayment obligations in respect of hydrocarbons, in each case, incurred in the ordinary course of business and which are customary in the oil and gas industry.

     "Indemnified Liabilities" has the meaning assigned to that term in Section
10.07 hereof.

     "Indemnitees" and "Indemnitee" have the respective meanings assigned to those terms in Section 10.07 hereof.

     "Interest Payment Date" means (a) with respect to Alternate Base Rate Loans, the last day of each Calendar Quarter, commencing with the first of such dates to occur after the date of this Agreement, and the Maturity Date, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable thereto and, in the case of a Eurodollar Loan with an Interest Period of 6 months, also the day that would have been the Interest Payment Date for such Loan had an Interest Period of 3 months been applicable to such Loan.

     "Interest Period" means (a) as to any Eurodollar Loan, the period commencing on the date of such Loan or on the last day of the immediately preceding Interest Period, as the case may be, and ending on the numerically corresponding day (or if there is no such corresponding day, the last day) in the calendar month that is 1, 2, 3 or 6 months later, as the Borrower may elect (or at the end of any other period requested by the Borrower and agreed to by the Administrative Agent; provided that deposits in Dollars with a maturity equal to such period are available to all the Banks in the London interbank market) and (b) as to any Alternate Base Rate Loan, the period commencing on the date of such Loan or on the last day of the immediately preceding Interest Period, as the case may be, and ending 30 days later or, if earlier, on the date of prepayment of such Loan; provided, however, that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) no Interest Period may be selected that ends later than the Maturity Date.

     "Interest Rate" means the rate or rates of interest to be determined as provided in Article III hereof.

     "Interest Rate Election" has the meaning assigned to that term in Section 2.02(a) hereof.

     "Lien" means and includes any mortgage, pledge, lien, security interest, production payment agreement, conditional sale or other title retention agreement or other similar encumbrance.

     "Loans" and "Loan" mean, respectively, all loans made by the Banks or a single Bank (as the context may indicate) to the Borrower pursuant to this Agreement (including any such loan made as a result of the operation of Section 2.04(e)(i), Section 2.04(e)(ii), Section 2.08(c)(i), Section 2.09(i), Section 4.03(b)(i) or Section 4.03(b)(ii) hereof, as the case may be).

     "Material Subsidiary" means any Subsidiary of the Borrower (i) the consolidated revenues of which for the most recent period of four fiscal quarters for which financial statements have been delivered pursuant to Section
6.01 were greater than 5% of the Borrower's consolidated revenues for such period or (ii) the consolidated assets of which as of the end of such period were greater than 5% of the Borrower's consolidated assets as of the end of such period; provided that if at any time the aggregate amount of the consolidated revenues or consolidated assets of all Subsidiaries of the Borrower that are not Material Subsidiaries for or at the end of any period of four fiscal quarters exceeds 10% of the Borrower's consolidated revenues for such period or 10% of the Borrower's consolidated tangible assets as of the end of such period, the Borrower (or, in the event the Borrower has failed to do so within 10 days, the Administrative Agent) shall designate sufficient Subsidiaries of the Borrower as "Material Subsidiaries" to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Subsidiaries.

     "Maturity Date" means April 19, 2005.

     "Maximum Indebtedness Amount" means, on any date, (a) $2,640,000,000 minus
(b) the product of (i) $100,000,000 and (ii) the number of anniversaries of the date hereof that shall have occurred on or prior to such date.

     "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

     "Multiemployer Plan" has the meaning assigned to the term "multiemployer plan" in Section 3(37) of ERISA.

     "Net Proceeds" means, as to any Asset Disposition, cash proceeds of such Asset Disposition (or, if (i) such Asset Disposition is permitted under Section 6.02(a)(vii) and (ii) less than 90% of the aggregate consideration received for such Asset Disposition shall consist of cash, an amount equal to the cash proceeds of such Asset Disposition plus the difference between 90% of such aggregate consideration and the amount of such cash proceeds), net of (a) the direct costs relating to such Asset Disposition excluding amounts payable of such direct costs to the Borrower or any Subsidiary, (b) sales, use or other transaction taxes, (c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on purchase money Indebtedness secured by a Lien on the asset which is the subject of the Asset Disposition,
(d) amounts required to pay all foreign income taxes and (e) any withholding taxes associated with repatriation of such amounts to the United States.

     "Non-Cash Management Demand Loans" means all Demand Loans that are not Cash Management Demand Loans.

     "Occidental" means Occidental Petroleum Corporation, a Delaware corporation.

     "Officers' Certificate" means a certificate executed on behalf of the Borrower by OXY USA Inc., the Class A Member and Manager of Occidental Permian Manager LLC, the general partner of the Borrower, by its President or one of its Vice Presidents and by one of its other Vice Presidents or its Treasurer or one of its Assistant Treasurers or its Controller or one of its Assistant Controllers.

     "Participants" and "Participant" mean, respectively, (a) the banks and other entities referred to in Section 10.06(b) hereof, and (b) any one of such banks or other entities.

     "Partners" means Occidental Permian Manager LLC, as general partner of the Borrower, and Amoco X.T. Company, Amoco Y.T. Company, OXY Oil Partners, Inc., SWEPI LP, Shell K2, Inc. and Shell Everest, Inc., as limited partners of the Borrower, and their respective permitted successors and assigns in such capacities.

     "Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of the Borrower dated as of April 19, 2000, among Occidental Permian Manager LLC, as general partner, and Amoco X.T. Company, Amoco Y.T. Company, OXY Oil Partners, Inc., SWEPI LP, Shell K2, Inc. and Shell Everest, Inc., each as a limited partner.

     "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

     "Permitted Restricted Payment Amount" means, with respect to any period of four consecutive fiscal quarters (or such lesser number of fiscal quarters as shall have elapsed after the date of this Agreement), (a) if the Consolidated Interest Expense Coverage Ratio for such period is greater than or equal to 4.00 to 1.00, 65% of Consolidated EBT for such period, (b) if the Consolidated Interest Expense Coverage Ratio for such period is less than 4.00 to 1.00 but greater than or equal to 3.00 to 1.00, 35% of Consolidated EBT for such period and (c) if the Consolidated Interest Expense Coverage Ratio for such period is less than 3.00 to 1.00, zero.

     "Person" means a corporation, an association, a partnership, a limited liability company, an organization, a business, an individual, a government or a political subdivision thereof or a governmental agency.

     "Plan" means (a) with respect to the Borrower, any plan described in
Section 4021(a) of ERISA and not excluded pursuant to Section 4021(b) thereof, under which the Borrower or any Subsidiary of the Borrower has contributed, and
(b) with respect to any other Person, any employee benefit plan or other plan established or maintained by such Person for the benefit of such Person's employees and to which Title IV of ERISA applies.

     "Plan Administrator" has the meaning assigned to the term "administrator" in Section 3(16)(A) of ERISA.

     "Plan Sponsor" has the meaning assigned to the term "plan sponsor" in
Section 3(16)(B) of ERISA.

     "Prohibited Transaction" has the respective meanings assigned to that term in Section 4975 of the Code and in Section 406 of ERISA.

     "Proportional Share" means, at the time any determination thereof is to be made and when used with reference to any Bank and any described aggregate or total amount, an amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction, the numerator of which shall be such Bank's Commitment (or (i) after the Commitments shall have terminated, the aggregate principal amount of such Bank's outstanding Loans and (ii) after the Loans shall have been repaid or prepaid in full, the aggregate principal amount of such Bank's outstanding Loans immediately prior to such repayment or prepayment) at such time and the denominator of which shall be the Total Commitment (or (i) after the Commitments shall have terminated, the aggregate principal amount of the Banks' outstanding Loans and (ii) after the Loans shall have been repaid or prepaid in full, the aggregate principal amount of the Banks' outstanding Loans immediately prior to such repayment or prepayment) at such time.

     "Purchase and Sale Agreement" means the Purchase and Sale Agreement dated as of March 7, 2000 among Amoco D.T. Company, Amoco X.T. Company, Amoco Y.T. Company, SWEPI LP, Shell Land & Energy Company, Shell Onshore Ventures, Inc., Shell K2, Inc., and Shell Everest, Inc., as sellers, and Occidental Petroleum Corporation, as buyer.

     "Ratings" means the ratings of the credit facility provided for in this Agreement by S&P and Moody's (or such other ratings as may be agreed upon pursuant to the last sentence of the definition of "Applicable Margin").

     "Reference Banks" and "Reference Bank" mean, respectively, (a) the following Persons: The Chase Manhattan Bank, Bank of America, N.A. and The Bank of Nova Scotia, or any other Person hereafter appointed as a Reference Bank pursuant to Section 10.08 hereof, and (b) any one of such Persons.

     "Register" has the meaning assigned to that term in Section 10.06(e) hereof.

     "Regulation D" means Regulation D of the Board, as the same may at any time be amended or modified and in effect.

     "Regulation U" means Regulation U of the Board, as the same may at any time be amended or modified and in effect.

     "Regulation X" means Regulation X of the Board, as the same may at any time be amended or modified and in effect.

     "Replacement Lender" means a lending institution designated by the Borrower pursuant to Section 2.04(e)(iii), Section 2.08(c)(ii), Section 2.09(ii), or
Section 4.03(b)(iii) hereof, which, at the time of such designation, is not a Bank.

     "Reportable Event" means a "reportable event" described in Section 4043(b) of ERISA.

     "Required Banks" means, at the time any determination thereof is to be made, Banks whose Commitments or outstanding Loans aggregate at least 51% of the aggregate Commitments or outstanding Loans.

     "Restricted Payment" means any dividend or other distribution (whether paid in cash, securities or other property, by the cancelation of Indebtedness or by any other means) with respect to any equity interests in the Borrower or any Subsidiary of the Borrower, or any payment (whether in cash, securities or other property, by the cancelation of Indebtedness or by any other means) on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any equity interests in the Borrower or any Subsidiary of the Borrower.

     "Shell Guarantee" means the Guaranty Agreement dated as of April 19, 2000, between Shell Oil Company and the Borrower, a copy of which is attached as Exhibit H-2 hereto.

     "Shell Loan" has the meaning assigned to that term in the recitals to this Agreement.

     "Shell Loan Agreement" means the Term Loan Agreement dated as of April 19, 2000, between Midstream Finance Company LLC, a Person designated by Shell Oil Company, and the Borrower, a copy of which is attached as Exhibit G-2 hereto.

     "Shell Note" means the promissory note of Midstream Finance Company LLC in the principal amount of $832,857,170 issued under, and in the form attached as Schedule A to, the Shell Loan Agreement.

     "S&P" means Standard & Poor's Ratings Group or any successor thereto.

     "Subsidiary" means, with respect to any Person, any corporation, association, partnership, limited liability corporation or other business entity (but excluding any joint venture or unit that in either case is organized under any unitization, communitization or pooling declaration, order or agreement or joint operating agreement), a majority (by number of votes) of the Voting Securities of which is at the time owned by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries. Except as indicated, each reference to a Subsidiary is a reference to a Subsidiary of the Borrower.

     "Taxes" has the meaning assigned to that term in Section 2.08(a) hereof.

     "Total Commitment" means at any time the determination thereof is to be made, the aggregate amount of the Commitments of the Banks, as in effect at such time.

     "Transferee" has the meaning assigned to that term in Section 10.06(g) hereof.

     "Unmatured Event of Default" means an event, act or occurrence which with the giving of notice or the lapse of time (or both) would become an Event of Default.

     "Voting Securities" means stock or partnership interests of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership or other business entity (but excluding any joint venture or unit that in either case is organized under any unitization, communitization or pooling declaration, order or agreement or joint operating agreement) in question, other than stock or partnership interests having the right so to vote solely by reason of the happening of a contingency.

     SECTION 1.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles as in effect from time to time, including, without limitation, applicable statements, bulletins and interpretations issued by the Financial Accounting Standards Board and bulletins, opinions, interpretations and statements issued by the American Institute of Certified Public Accountants or its committees. In the event that an actual or anticipated change (which term for all purposes of this Agreement includes, without limitation, the adoption of a new statement of financial accounting standards) in generally accepted accounting principles would affect the computation of any dollar amounts or ratios referred to in the financial covenants herein, the parties to the Agreement will, promptly upon request, enter into negotiations in good faith in an effort to agree upon amendments which will most nearly preserve the original intent of such financial covenants. Pending agreement on such amendments, such financial covenants will remain in effect but will be measured by reference to generally accepted accounting principles as in effect immediately prior to such change. When used herein, the term "financial statements" shall include the notes and schedules thereto, but need not include such notes or schedules when used with reference to such statements of any Person as of any date other than the end of a fiscal year of such Person.

                                   ARTICLE II

                                 LOAN PROVISIONS

     SECTION 2.01. Loans. (a) Subject to the terms and conditions of this Agreement, each Bank, severally and not jointly, agrees to make a term loan to the Borrower on the date hereof in a principal amount not to exceed the amount of the Commitment of such Bank. The amount of the Loan of each Bank shall equal such Bank's Proportional Share of the aggregate amount of the Loans; provided, however, that the failure of any Bank to make any Loan shall not in itself relieve any other Bank of its obligation to lend hereunder. The Loans shall initially be Alternate Base Rate Loans and/or Eurodollar Loans, as the Borrower shall have requested not later than 12:00 noon, New York City time, three Business Days prior to the initial Borrowing hereunder, in the case of Eurodollar Loans, or one Business Day prior to the initial Borrowing, in the case of Alternate Base Rate Loans, with such initial Interest Periods as shall have been specified in such request with respect to any requested Eurodollar Loans. Amounts repaid or prepaid in respect of the Loans may not be reborrowed. The Commitments shall automatically and permanently terminate immediately following the making of the Loans on the date hereof.

     (b) Each Bank shall make available its portion of the Borrowing on the date hereof by paying the amount required to the Administrative Agent in New York, New York, in Dollars, in immediately available funds not later than 11:00 a.m., New York City time, and the Administrative Agent shall by 1:00 p.m., New York City time, credit the amounts so received (or, subject to Section 2.01(c) hereof, its own funds but, in either case, in Dollars in immediately available funds) to such account of the Borrower as it shall designate in writing to the Administrative Agent or, if Loans are not made on the date hereof because any condition precedent to a Borrowing herein specified shall not have been met, promptly return the amounts so received to the respective Banks.

     (c) Unless the Administrative Agent shall have been notified by a Bank prior to 12:00 noon, New York City time, on the date hereof that such Bank does not intend to make available to the Administrative Agent such Bank's portion of the Borrowing to be made on the date hereof, the Administrative Agent may assume that such Bank has made such proceeds available to the Administrative Agent, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower a corresponding amount. If, and only if, such notice is not given and such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand, from the Borrower) together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of such Bank, the Federal Funds Effective Rate and (ii) in the case of the Borrower, the applicable Interest Rate in respect of such Loan.

     SECTION 2.02. General Terms Relating to the Loans. (a) Not later than 12:00 noon, New York City time, three Business Days before the end of each Interest Period applicable to a Borrowing (unless the Borrower shall have determined to prepay the Loans comprising such Borrowing at the end of such Interest Period and shall have delivered the notice required under Article IV hereof), the Borrower shall give the Administrative Agent notice (by telephone (confirmed promptly in writing) or telecopier), substantially in the form of Exhibit A hereto (an "Interest Rate Election"), specifying whether the Loans comprising such Borrowing are to be Eurodollar Loans or Alternate Base Rate Loans following the end of the expiring Interest Period and the Interest Period or Interest Periods to be in effect for such Loans following the end of such Interest Period; provided, however, notwithstanding anything herein to the contrary, so long as the Class A Limited Partnership Interests and the Class B Limited Partnership Interests are outstanding, the Alternate Base Rate option shall not be available under this Agreement except for time periods of not more than thirty (30) days that, in the reasonable judgment of the Borrower, are necessary or appropriate to avoid the payment by the Borrower of amounts under Section 3.04, and except to the extent that the Eurodollar Rate option is at any time unavailable to the Borrower. Each Borrowing resulting from a notice given by the Borrower pursuant to this Section 2.02(a) shall be in a minimum principal amount of $10,000,000 and shall consist of Loans of the Banks in amounts equal to their respective Proportional Shares of such Borrowing. If the Borrower shall not have given notice of its intention to prepay the Loans comprising any Borrowing in accordance with the applicable provisions of Article IV hereof and shall not have given notice in accordance with the preceding sentence with respect to such Loans, the Borrower shall be deemed to have elected for such Loans to be Eurodollar Loans with an Interest Period of one month. The Administrative Agent shall promptly advise the other Banks by telecopier of any election made or deemed made pursuant to this Section 2.02(a), and the Interest Period elected or deemed elected for such Loans shall commence on the last day of the expiring Interest Period.

     (b) Each Bank may at its option make any Eurodollar Loan by causing a foreign branch or affiliate of such Bank to make such Loan; provided, however, that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan to such Bank in accordance with the terms of this Agreement, (ii) such Bank shall promptly advise the Borrower of the exercise of such option, the name and address of such foreign branch or affiliate and such other information with respect to such branch or affiliate as the Borrower may reasonably request, and (iii) the exercise of such option, as of the time of such exercise, shall not materially increase the amounts which would have been payable by the Borrower to such Bank under this Agreement. Loans of more than one interest rate option may be outstanding at the same time; provided, however, that, unless the Administrative Agent and the Borrower shall otherwise agree, the Borrower shall not be entitled to request any Loan which, if made, would result in an aggregate of more than ten separate Eurodollar Loans of any Bank being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

     SECTION 2.03. Repayment of Loans; Evidence of Debt. (a) The Borrower agrees to repay the Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date:

Date                                                          Amount
----                                                          ------

December 31, 2000                                             $200,000,000
December 31, 2001                                             $200,000,000
December 31, 2002                                             $200,000,000
December 31, 2003                                             $300,000,000
December 31, 2004                                             $300,000,000

To the extent not previously paid, the principal amount of each Loan shall be due and payable in full on the Maturity Date.

     (b) Any prepayment of the Borrowings shall be applied to reduce the subsequent scheduled repayments of the Borrowings in the direct order of such scheduled repayments.

     (c) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Bank resulting from each Loan made by such Bank, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

     (d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the Interest Rate applicable to each such Loan, (iii) the Interest Period applicable to each such Loan, (iv) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder and (v) the amount of any sum received by the Administrative Agent hereunder for the account of the Banks and each Bank's share thereof.

     (e) The failure of any Bank or the Administrative Agent to maintain the accounts referred to in Section 2.03(b) or Section 2.03(c) hereof or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans or to pay interest thereon in accordance with the terms of this Agreement.

     (f) Any Bank may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Bank a promissory note payable to the order of such Bank (or, if requested by such Bank, to such Bank and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns). Any assignment of such promissory note shall be made in accordance with the provisions of Section 10.06 hereof.

     (g) The Borrower also agrees to prepay the Borrowings in accordance with
Section 6.02(b)(ix) hereof.

     SECTION 2.04. Reserve Requirements; Change in Circumstances. (a) If after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law but with respect to which similarly situated banks generally comply) (any such change, an "Increased Cost Change") (i) shall change the basis of taxation of payments to any Bank of the principal of or interest on any Eurodollar Loan made by such Bank or any other fees or amounts payable hereunder (other than (x) taxes imposed on the overall net income of such Bank by the jurisdiction in which such Bank has its principal or lending office or by any political subdivision or taxing authority therein (or any tax which is enacted or adopted by such jurisdiction, political subdivision or taxing authority as a direct substitute for any such taxes) or (y) any tax, assessment, or other governmental charge that would not have been imposed but for the failure of any Bank to comply with any certification, information, documentation, or other reporting requirement), or (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Bank or (iii) shall impose on such Bank or on the London Interbank Market any other condition affecting this Agreement or any Eurodollar Loan made by such Bank, and the result of any of the foregoing shall be to increase the cost to such Bank of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Bank hereunder (whether of principal, interest or otherwise) in respect thereof by an amount deemed in good faith by such Bank to be material, then, subject to Section 2.04(d) hereof, such additional amount or amounts as will compensate such Bank for such increase or reduction will be paid by the Borrower to such Bank as provided in Section 2.04(c) hereof. Any such amount determined pursuant to this Section 2.04(a) shall be computed on the basis of the net effect of any Increased Cost Changes incurred by such Bank from time to time after the date of this Agreement.

     (b) If any Bank shall have determined in good faith that the adoption or issuance, after the date of this Agreement, of any applicable law, rule, regulation, guideline, request or directive regarding capital adequacy (whether or not having the force of law but with respect to which similarly situated banks generally comply) (a "Capital Adequacy Rule"), or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such adoption, issuance or change of a Capital Adequacy Rule being called a "Capital Adequacy Change"), or compliance therewith by any Bank (or any lending office of such Bank), has the net effect of reducing the rate of return on such Bank's capital as a consequence of its commitment to make, or the making or maintaining of, any Loans hereunder to a level below that which such Bank would have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy and any Capital Adequacy Rule in effect as of the date of this Agreement) by an amount deemed by such Bank to be material, then from time to time the Borrower shall, subject to Section 2.04(d) hereof, pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction as provided in
Section 2.04(c) hereof; provided, however, that to the extent (i) a Bank shall increase its level of capital above the level maintained by such Bank on the date of this Agreement and there has not been a Capital Adequacy Change, or (ii) there has been a Capital Adequacy Change and a Bank shall increase its level of capital by an amount greater than the increase attributable (taking into consideration the same variables taken into consideration in determining the level of capital maintained by such Bank on the date of this Agreement) to such Capital Adequacy Change, the Borrower shall not be required to pay any amount or amounts under this Agreement with respect to any such increase in capital. Thus, for example, a Bank which is "adequately capitalized" (as such term or any similar term is used by any applicable bank regulatory agency having authority with respect to such Bank) may not require the Borrower to make payments in respect of increases in such Bank's level of capital made under the circumstances described in clause (i) or (ii) above which improve its capital position from "adequately capitalized" to "well capitalized" (as such term or any similar term is used by any applicable bank regulatory agency having authority with respect to such Bank).

     (c) A certificate of each Bank setting forth such amount or amounts as shall be necessary to compensate such Bank (or Participant pursuant to Section 10.06(b) hereof) as specified in paragraph (a) or (b) of this Section 2.04, as the case may be, shall be delivered to the Borrower at the end of each Calendar Quarter during which such Bank is an Affected Bank and upon the taking by the Borrower in respect of such Bank of one of the actions described in paragraph
(e)(i) or (e)(iii) of this Section 2.04 and shall, if submitted in good faith, be conclusive absent manifest error; provided that any certificate delivered by a Bank pursuant to this Section 2.04(c) shall (i) in the case of a certificate in respect of amounts payable pursuant to paragraph (a) of this Section 2.04, set forth in reasonable detail the basis for and the calculation of such amounts, and (ii) in the case of a certificate in respect of amounts payable pursuant to paragraph (b) of this Section 2.04, (A) set forth at least the same amount of detail in respect of the calculation of such amount as such Bank provides in similar circumstances to other similarly situated borrowers from such Bank, and (B) include a statement by such Bank that it has allocated to its Commitment or outstanding Loans a proportionately equal amount of any reduction of the rate of return on such Bank's capital due to a Capital Adequacy Rule as it has allocated to each of its other commitments to lend or to each of its other outstanding loans that are affected similarly by such Capital Adequacy Rule. The Borrower shall pay each Bank the amount shown as due on any such certificate upon the earlier of (i) the date on which the Borrower takes one of the actions in respect of any such Bank described in paragraph (e)(i) or
(e)(iii) of this Section 2.04 and (ii) 30 days after receipt by the Borrower of such certificate.

     (d) Subject to the following provisions of this Section 2.04(d), failure on the part of any Bank to demand compensation for any amounts payable pursuant to paragraphs (a) or (b) of this Section 2.04 with respect to any Interest Period shall not constitute a waiver of such Bank's rights to demand compensation for any such amounts with respect to any other Interest Period. In the case of any Increased Cost Change which is given retroactive effect to a date prior to the adoption thereof, a Bank shall be entitled to seek compensation in respect thereof pursuant to paragraph (a) of this Section 2.04 for the period commencing on such retroactive effective date and ending on the date on which the Borrower takes one of the actions in respect of such Bank described in paragraph (e)(i) or (e)(iii) of this Section 2.04; provided, however, that (i) if such Bank shall fail to notify the Borrower within 30 days after the date of official promulgation of such Increased Cost Change that it will demand such compensation, the period for which such Bank shall be entitled to seek compensation in respect thereof shall commence on the date which is 30 days prior to such Bank's notice that it will demand compensation, and (ii) if any Increased Cost Change is given retroactive effect to a date which is more than three months prior to the date of adoption thereof, the Borrower's liability to pay compensation to such Bank in respect thereof for any period prior to the date which is three months prior to the adoption thereof shall, subject to the foregoing clause (i) of this proviso, be equal to 50% of the amount required to compensate such Bank in respect of such Increased Cost Change with respect to such period. In the case of any Increased Cost Change which is given only prospective effect, a Bank shall be entitled to seek compensation in respect thereof pursuant to paragraph (a) of this Section 2.04 for the period commencing on the later of (A) the date on which such Increased Cost Change becomes effective and (B) the date 30 days prior to the notice by such Bank that it will demand such compensation, and ending on the date on which the Borrower takes one of the actions in respect of such Bank described in paragraph (e)(i) or (e)(iii) of this Section 2.04. In the case of any Capital Adequacy Change, a Bank shall be entitled to seek compensation in respect thereof pursuant to paragraph (b) of this Section 2.04 only with respect to costs or reductions commencing on the later of (A) the date on which such Capital Adequacy Rule becomes effective and (B) the date 45 days prior to the notice by such Bank that it will demand such compensation, and ending on the date on which the Borrower takes one of the actions in respect of such Bank described in paragraph (e)(i) or (e)(iii) of this Section 2.04.

     (e) In the event that any Affected Bank shall have given notice that it is entitled to claim compensation pursuant to this Section 2.04, the Borrower may exercise any one or more of the following options:

     (i) The Borrower may request one or more of the non-Affected Banks to take over all (but not part) of each or any Affected Bank's then outstanding Loan(s) and to assume all (but not part) of each or any Affected Bank's obligations hereunder. If one or more Banks shall so agree in writing (in this Section 2.04(e)(i), in Section 2.08(c)(i) hereof, in Section 2.09(i) hereof and in
Section 4.03(b)(i) hereof, collectively called the "Assenting Banks" and individually called an "Assenting Bank") with respect to an Affected Bank, (x) the obligations of such Assenting Bank under this Agreement shall be increased by its respective Allocable Share of the obligations of such Affected Bank under this Agreement, and (y) each Assenting Bank shall make Loans to the Borrower, according to such Assenting Bank's respective Allocable Share, in an aggregate principal amount equal to the outstanding principal amount of the Loan(s) of such Affected Bank, on a date mutually acceptable to the Assenting Banks and the Borrower. The proceeds of such Loans, together with funds of the Borrower, shall be used to prepay the Loan(s) of such Affected Bank, together with all interest accrued thereon and all other amounts owing to such Affected Bank hereunder (including any amounts payable pursuant to Section 3.04 hereof in connection with such prepayment), and, upon such assumption by the Assenting Bank and prepayment by the Borrower, such Affected Bank shall cease to be a "Bank" for purposes of this Agreement and shall no longer have any obligations hereunder (except as provided in Section 2.08(b), Section 10.02 and Section 10.07 hereof).

     (ii) Upon notice (by telephone (confirmed in writing promptly thereafter) or telecopier) to the Administrative Agent (which shall advise each Bank thereof as soon as practicable thereafter), the Borrower may terminate the obligations of the Banks to maintain Loans as Eurodollar Loans and, in such event, the Borrower shall, prior to the time any prepayment pursuant to Section 4.03(a) hereof is required to be made, convert all of the Eurodollar Loans with Domestic Loans, or prepay such Eurodollar Loans, in the manner contemplated by and pursuant to Section 2.02(a) or Section
4.01 hereof, respectively.

     (iii) (A) The Borrower may designate one or more Replacement Lenders mutually acceptable to the Borrower and the Administrative Agent (whose consent shall not be unreasonably withheld) to assume the obligations of any such Affected Bank hereunder, and to purchase the outstanding Loans of such Affected Bank and such Affected Bank's rights hereunder and with respect thereto, without recourse upon, or warranty by, or expense to, such Affected Bank, for a purchase price equal to the outstanding principal amount of the Loan(s) of such Affected Bank plus all interest accrued and unpaid thereon and all other amounts owing to such Affected Bank hereunder (including the amount which would be payable to such Affected Bank pursuant to Section 3.04 hereof if the purchase of its Loans constituted a prepayment thereof contemplated by clause (ii) of the first sentence of Section 3.04 hereof), and upon such assumption and purchase by the Replacement Lenders, each such Replacement Lender shall be deemed to be a "Bank" for purposes of this Agreement and such Affected Bank shall cease to be a "Bank" for purposes of this Agreement and shall no longer have any obligations hereunder (except as provided in Section 2.08(b), Section 10.02 and Section
10.07 hereof).

     (B) As an alternative, the Borrower may designate one or more Replacement Lenders mutually acceptable to the Borrower and the Administrative Agent (whose consent shall not be unreasonably withheld) which shall upon a date mutually agreed upon by the Borrower and such Replacement Lenders assume the obligations of such Affected Bank under this Agreement and shall upon such date make Loans to the Borrower in an aggregate principal amount equal to the outstanding principal amount of the Loan(s) of such Affected Bank. The proceeds of such Loans, together with funds of the Borrower, shall be used to prepay the Loan(s) of such Affected Bank, together with all interest accrued thereon and all other amounts owing to such Affected Bank hereunder (including any amounts payable pursuant to Section 3.04 hereof in connection with such prepayment), and, upon such Replacement Lenders making such Loans and such prepayment by the Borrower, such Replacement Lenders shall be deemed to be "Banks" for purposes of this Agreement and such Affected Bank shall cease to be a "Bank" for purposes of this Agreement and shall no longer have any obligations hereunder (except as provided in Section 2.08(b), Section 10.02 and Section 10.07 hereof). Each such Replacement Lender shall execute and deliver to the Administrative Agent such documentation to evidence its status as a "Bank" hereunder as shall be mutually acceptable to the Borrower and the Administrative Agent. The making of such Loans by such Replacement Lenders and the prepayment by the Borrower of the Loan(s) of such Affected Bank shall be deemed to have occurred simultaneously for all purposes hereof.

     (f) If in respect of any Interest Period for a Eurodollar Loan such Bank shall be required to maintain reserves against "Eurocurrency liabilities" under Regulation D, the Borrower shall pay to such Bank in accordance with this
Section 2.04(f) an additional amount representing such Bank's actual costs, if any, incurred during such Interest Period as a result of the applicability of the foregoing reserves to such Eurodollar Loan, which amount (i) shall be based on the effective rate at which such reserve requirements are imposed on such Bank for such Interest Period, (ii) shall be allocated to the Borrower in no proportionately greater amount than such Bank would allocate such costs to its other borrowers of Eurodollars to which such costs are applicable if the provisions of this Section 2.04(f) applied to all such borrowers, and (iii) in any event shall not exceed the product of the following for each day of such Interest Period:

     (A) the principal amount of the Eurodollar Loan outstanding on such day made by such Bank to which such Interest Period relates; and

     (B) a percentage equal to (x) the result obtained by dividing the Eurodollar Rate applicable to such Eurodollar Loan by the number one minus the maximum rate (expressed as a decimal) at which such reserve requirements are imposed by the Board on such date, minus (y) the Eurodollar Rate applicable to such Eurodollar Loan; and

     (C) a fraction the numerator of which is one and the denominator of which is 360.

To be entitled to compensation pursuant to this Section 2.04(f) in respect of any Interest Period, such Bank must notify the Borrower of its demand for such compensation within 30 days after the end of such Interest Period. A certificate of such Bank setting forth in reasonable detail the basis for and the calculation of such amount necessary to compensate such Bank pursuant to this
Section 2.04(f) shall be delivered to the Borrower with such notice and shall be conclusive absent manifest error. In no event shall the Borrower be obligated to make any payment to any Bank pursuant to this Section 2.04(f) if such payment would result in a duplication of payments pursuant to this Section 2.04(f) and any other provision of this Section 2.04.

     (g) In the event that any Affected Bank shall have given notice that it is entitled to claim compensation pursuant to paragraph (f) of this Section 2.04, the Borrower may exercise any one or more of the options set forth in Section 2.04(e) hereof.

     (h) In the event that the Borrower shall take any of the actions contemplated by Section 2.04(e)(i) or Section 2.04(e)(iii) hereof, Schedule I and Schedule II hereto shall be deemed amended to reflect the addition of any Replacement Lender.

     SECTION 2.05. Pro Rata Treatment. Except as permitted under Section 2.04,
Section 2.08, Section 2.09 and Section 4.03 hereof, each payment by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective amounts due and owing.

     SECTION 2.06. Payments. Except for payments made directly to a Bank or Banks under other provisions of this Agreement, the Borrower shall make each payment hereunder and under any instrument delivered hereunder not later than 12:00 noon (New York City time) on the day when due, in Dollars, to the Administrative Agent at its offices for the account of the Banks, in immediately available funds. The Administrative Agent shall promptly distribute to each Bank its proper share of each payment so received.

     SECTION 2.07. Payments on Business Days. Whenever any payment to be made hereunder shall be due on a day which is not a Business Day, then such payment shall be made on the next succeeding Business Day (unless, with respect to a payment relating to a Eurodollar Loan, such day would fall in another calendar month, in which event payment shall be made on the next preceding Business Day).

     SECTION 2.08. Net Payments. (a) All payments under this Agreement shall be made without setoff or counterclaim and in such amounts as may be necessary in order that all such payments (after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof (herein collectively called the "Taxes") other than any Taxes on or measured by the net income, net worth or shareholders' capital of a Bank or a Participant pursuant to the income tax laws of the jurisdiction where such Bank's principal or lending office is located or where such Participant's principal or participating office is located) shall not be less than the amounts otherwise specified to be paid under this Agreement; provided that if any Bank or any Participant fails to comply with the applicable provisions of Section 10.06(g) hereof or paragraph (b) of this Section 2.08, as the case may be, then, all such payments to such Bank or to any Bank which has sold a participation pursuant to Section 10.06(b) hereof shall be net of any amounts the Borrower is required to withhold under applicable law. For a Bank to be entitled to compensation pursuant to this Section 2.08, (i) in the case of compensation for United States Federal income or withholding Taxes in respect of any Interest Period, such Bank must notify the Borrower within 30 days after the end of such Interest Period and (ii) in the case of compensation for any United States Tax other than a United States Federal income or withholding Tax in respect of any Interest Period, such Bank must notify the Borrower within 30 days after such Bank receives a written claim for such Tax from any government, political subdivision or taxing authority with respect to such Interest Period. A certificate as to any additional amounts payable to any Bank under this Section
2.08 submitted to the Borrower by such Bank shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall be conclusive and binding upon the parties hereto, in the absence of manifest error. With respect to each deduction or withholding for or on account of any Taxes, the Borrower shall promptly (and in any event not later than 45 days thereafter) furnish to each Bank such certificates, receipts and other documents as may be required (in the reasonable judgment of such Bank) to establish any tax credit to which such Bank may be entitled.

     (b) Each Bank that is not incorporated under the laws of the United States or any State thereof agrees to file with the Administrative Agent and the Borrower, in duplicate, (i) on or before the later of (A) the date hereof and
(B) the date such Bank becomes a Bank under this Agreement and (ii) thereafter, for each taxable year of such Bank (in the case of a Form W-8ECI) or for each third taxable year of such Bank (in the case of any other form) during which interest or fees arising under this Agreement are received, unless not legally able to do so as a result of a change in United States income tax law enacted, or treaty promulgated, after the date specified in the preceding clause (i), on or prior to the immediately following due date of any payment by the Borrower hereunder (or at any other time as required under United States income tax law), a properly completed and executed copy of either Internal Revenue Service Form W-8ECI or Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-9 and any additional form necessary for claiming complete exemption from United States withholding taxes (or such other form as is required to claim complete exemption from United States withholding taxes), if and as provided by the Code, regulations or other pronouncements of the United States Internal Revenue Service, and the Bank warrants to the Borrower that the form so filed will be true and complete; provided that such Bank's failure to complete and execute such Form W-8ECI or Form W-8BEN, or Form W-9, as the case may be, and any such additional form (or any successor form or forms) shall not relieve the Borrower of any of its obligations under this Agreement, except as otherwise provided in this Section 2.08. In the event that the Borrower is required, or has been notified by the relevant taxing authority that it will be required, to either withhold or make payment of Taxes with respect to any payments to be made by the Borrower under this Agreement to any transferor Bank and such requirement or notice arises as a result of the sale of a participation by such transferor Bank pursuant to Section 10.06(b) hereof, such transferor Bank shall, upon request by the Borrower, accompanied by a certificate setting forth in reasonable detail the basis for such request, provide to the Borrower copies of all tax forms required to be provided to such transferor Bank pursuant to Section 10.06(g) hereof by the Participant which purchased such participation. The obligation of each transferor Bank to provide to the Borrower such tax forms shall survive the termination of this Agreement or, if earlier, the termination of the Commitment of such transferor Bank.

     (c) In the event that any Affected Bank shall have given notice that it is entitled to claim compensation pursuant to this Section 2.08, the Borrower may at any time thereafter exercise any one or more of the following options:

     (i) The Borrower may request one or more of the non-Affected Banks to take over all (but not part) of each or any Affected Bank's then outstanding Loan(s) and to assume all (but not part) of each or any Affected Bank's obligations hereunder. If one or more Banks shall so agree in writing with respect to an Affected Bank, (x) the obligations of such Assenting Bank under this Agreement shall be increased by its respective Allocable Share of the obligations of such Affected Bank under this Agreement, and (y) each Assenting Bank shall make Loans to the Borrower, according to such Assenting Bank's respective Allocable Share, in an aggregate principal amount equal to the outstanding principal amount of the Loan(s) of such Affected Bank, on a date mutually acceptable to the Assenting Banks and the Borrower. The proceeds of such Loans, together with funds of the Borrower, shall be used to prepay the Loan(s) of such Affected Bank, together with all interest accrued thereon, and all other amounts owing to such Affected Bank hereunder (including any amounts payable pursuant to Section
3.04 hereof in connection with such prepayment), and, upon such assumption by the Assenting Banks and prepayment by the Borrower, such Affected Bank shall cease to be a "Bank" for purposes of this Agreement and shall no longer have any obligations hereunder (except as provided in Section 2.08(b), Section 10.02 and Section 10.07 hereof).

     (ii) (A) The Borrower may designate one or more Replacement Lenders mutually acceptable to the Borrower and the Administrative Agent (whose consent shall not be unreasonably withheld) to assume the obligations of any such Affected Bank hereunder, and to purchase the outstanding Loans of such Affected Bank and such Affected Bank's rights hereunder and with respect thereto, without recourse upon, or warranty by, or expense to, such Affected Bank, for a purchase price equal to the outstanding principal amount of the Loan(s) of such Affected Bank plus all interest accrued thereon and all other amounts owing to such Affected Bank hereunder (including the amount which would be payable to such Affected Bank pursuant to Section 3.04 hereof if the purchase of its Loans constituted a prepayment thereof contemplated by clause (ii) of the first sentence of Section 3.04 hereof), and upon such assumption and purchase by the Replacement Lenders, each such Replacement Lender shall be declared to be a "Bank" for purposes of this Agreement and such Affected Bank shall cease to be a "Bank" for purposes of this Agreement and shall no longer have any obligations hereunder (except as provided in Section 2.08(b), Section 10.02 and Section
10.07 hereof).

     (B) As an alternative, the Borrower may designate one or more Replacement Lenders mutually acceptable to the Borrower and the Administrative Agent (whose consent shall not be unreasonably withheld) which shall upon a date mutually agreed upon by the Borrower and such Replacement Lenders assume the obligations of such Affected Bank under this Agreement and shall upon such date make Loans to the Borrower in an aggregate principal amount equal to the outstanding principal amount of the Loan(s) of such Affected Bank. The proceeds of such Loans, together with funds of the Borrower, shall be used to prepay the Loan(s) of such Affected Bank, together with all interest accrued thereon and all other amounts owing to such Affected Bank hereunder (including any amounts payable pursuant to Section 3.04 hereof in connection with such prepayment), and, upon such Replacement Lenders making such Loans and such prepayment by the Borrower, such Replacement Lenders shall be deemed to be "Banks" for purposes of this Agreement and such Affected Bank shall cease to be a "Bank" for purposes of this Agreement and shall no longer have any obligations hereunder (except as provided in Section 2.08(b), Section 10.02 and Section 10.07 hereof). Each such Replacement Lender shall execute and deliver to the Administrative Agent such documentation to evidence its status as a "Bank" hereunder as shall be mutually acceptable to the Borrower and the Administrative Agent. The effectiveness of each Replacement Lender's Commitment, the making of such Loans by such Replacement Lenders and the prepayment by the Borrower of the Loan(s) of such Affected Bank shall be deemed to have occurred simultaneously for all purposes hereof.

     (d) In the event the Borrower shall take any of the actions contemplated by
Section 2.08(c)(i) or Section 2.08(c)(ii) hereof, Schedule I and Schedule II hereto shall be deemed amended to reflect the addition of any Replacement Lender.

     SECTION 2.09. Failed, Credit-Impaired and Non-Consenting Banks. If (a) a Bank shall be adjudged bankrupt or insolvent, or if a receiver of a Bank or of its property shall be appointed, or if any public officer shall take charge or control of a Bank or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a Bank shall default in respect of its obligation to make Loans hereunder, (b) any of Moody's, S&P or Thomson BankWatch, Inc. shall assign a rating to a Bank or its senior, unsecured, non-credit-enhanced, long-term indebtedness for borrowed money which shall be classified by such rating agency as below investment grade, or, in the case of Thomson BankWatch, Inc., such rating shall be below C/D, (c) the Borrower shall deliver to the Administrative Agent a notice stating, as to any Bank which has senior, unsecured, non-credit-enhanced, long-term indebtedness for borrowed money which is not rated by any of the rating agencies referred to in the preceding clause (b), that it reasonably believes such Bank will become subject to any of the events referred to in clause (a) above or become unable to perform its obligations as a Bank hereunder or (d) a Bank shall refuse to execute any amendment, modification, supplement, termination, waiver, release or consent under this Agreement that requires the signature of each Bank in order to be effective under Section 10.01 hereof and other Banks with Commitments and/or outstanding Loans representing at least 75% of the Total Commitment and the aggregate outstanding Loans shall have executed such amendment, modification, supplement, termination, waiver or consent, then the Borrower may at any time thereafter, subject to applicable law, exercise any one or more of the following options:

     (i) The Borrower may request one or more of the non-Affected Banks to take over all (but not part) of each or any Affected Bank's then outstanding Loan(s) and to assume all (but not part) of each or any Affected Bank's obligations hereunder. If one or more Banks shall so agree in writing with respect to an Affected Bank, (x) the obligations of such Assenting Bank under this Agreement shall be increased by its respective Allocable Share of the obligations of such Affected Bank under this Agreement, and (y) each Assenting Bank shall make Loans to the Borrower, according to such Assenting Bank's respective Allocable Share, in an aggregate principal amount equal to the outstanding principal amount of the Loan(s) of such Affected Bank, on a date mutually acceptable to the Assenting Banks and the Borrower. The proceeds of such Loans, together with funds of the Borrower, shall be used to prepay the Loan(s) of such Affected Bank, together with all interest accrued thereon and all other amounts owing to such Affected Bank hereunder (excluding, in the case of an event referred to in clause (a) of Section 2.09, any amounts payable pursuant to Section 3.04 hereof in connection with such prepayment), and, upon such assumption by the Assenting Bank and prepayment by the Borrower, such Affected Bank shall cease to be a "Bank" for purposes of this Agreement and shall no longer have any obligations hereunder (except as provided in Section 2.08(b), Section 10.02 and Section
10.07 hereof).

     (ii) (A) The Borrower may designate one or more Replacement Lenders mutually acceptable to the Borrower and the Administrative Agent (whose consent shall not be unreasonably withheld) to assume the obligations of any such Affected Bank hereunder, and to purchase the outstanding Loans of such Affected Bank and such Affected Bank's rights hereunder and with respect thereto, without recourse upon, or warranty by, or expense to, such Affected Bank, for a purchase price equal to the outstanding principal amount of the Loan(s) of such Affected Bank plus all interest accrued and unpaid thereon and all other amounts owing to such Affected Bank hereunder (including the amount which would be payable to such Affected Bank pursuant to Section 3.04 hereof if the purchase of its Loans constituted a prepayment thereof contemplated by clause (ii) of the first sentence of Section 3.04 hereof), and upon such assumption and purchase by the Replacement Lenders, each such Replacement Lender shall be deemed to be a "Bank" for purposes of this Agreement and such Affected Bank shall cease to be a "Bank" for purposes of this Agreement and shall no longer have any obligations hereunder (except as provided in Section 2.08(b), Section 10.02 and Section
10.07 hereof).

     (B) As an alternative, the Borrower may designate one or more Replacement Lenders mutually acceptable to the Borrower and the Administrative Agent (whose consent shall not be unreasonably withheld) which shall upon a date mutually agreed upon by the Borrower and such Replacement Lenders assume the obligations of such Affected Bank under this Agreement and shall upon such date make Loans to the Borrower in an aggregate principal amount equal to the outstanding principal amount of the Loan(s) of such Affected Bank. The proceeds of such Loans, together with funds of the Borrower, shall be used to prepay the Loan(s) of such Affected Bank, together with all interest accrued thereon and all other amounts owing to such Affected Bank hereunder (including any amounts payable pursuant to Section 3.04 hereof in connection with such prepayment), and, upon such Replacement Lenders making such Loans and such prepayment by the Borrower, such Replacement Lenders shall be deemed to be "Banks" for purposes of this Agreement and such Affected Bank shall cease to be a "Bank" for purposes of this Agreement and shall no longer have any obligations hereunder (except as provided in Section 2.08(b), Section 10.02 and Section 10.07 hereof). Each such Replacement Lender shall execute and deliver to the Administrative Agent such documentation to evidence its status as a "Bank" hereunder as shall be mutually acceptable to the Borrower and the Administrative Agent. The effectiveness of each Replacement Lender's Commitment, the making of such Loans by such Replacement Lenders and the prepayment by the Borrower of the Loan(s) of such Affected Bank shall be deemed to have occurred simultaneously for all purposes hereof.

     In the event the Borrower shall take any of the actions contemplated by
Section 2.09(i) or Section 2.09(ii) hereof, Schedule I and Schedule II hereto shall be deemed amended to reflect the addition of any Replacement Lender.

                                   ARTICLE III

                               INTEREST PROVISIONS

     SECTION 3.01. Interest on Loans. (a) Subject to the provisions of Section
3.02 hereof, each Eurodollar Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Eurodollar Rate for the Interest Period in effect for such Loan plus the Applicable Margin. Interest on each Eurodollar Loan shall be payable on each Interest Payment Date applicable thereto.

     (b) Subject to the provisions of Section 3.02 hereof, each Alternate Base Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed (i) over a year of 365 or 366 days, as the case may be, if the Alternate Base Rate is based on the Prime Rate, and (ii) over a year of 360 days if the Alternate Base Rate is based on the Federal Funds Effective Rate) equal to the Alternate Base Rate. Interest on each Alternate Base Rate Loan shall be payable on each Interest Payment Date applicable thereto.

     (c) Interest on each Loan shall accrue from and including the first day of the Interest Period with respect to such Loan to but excluding the last day of such Interest Period.

     SECTION 3.02. Interest on Overdue Amounts. If the Borrower shall default in the payment when due of the principal of any Loan or of any other amount due hereunder, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount from the date such amount shall have become due up to (but not including) the date of actual payment thereof (x) for other than Eurodollar Loans, accruing on a daily basis, at a rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, if the Alternate Base Rate is based on the Prime Rate or on the basis of a year of 360 days if the Alternate Base Rate is based on the Federal Funds Effective Rate) which is equal to the sum of (i) the Alternate Base Rate from time to time in effect, plus (ii) two percent (2%) per annum, or (y) for Eurodollar Loans, accruing on a daily basis at a rate per annum (computed on the basis of a year of 360 days) which is two and one-half percent (2-1/2%) per annum in excess of the rate determined by the

Administrative Agent two (2) Business Days prior to the beginning of periods of one day, one week, one month, two months or three months (as the Administrative Agent shall select in its sole discretion from time to time during the continuation of such default), the first of which periods shall commence on the date such amount shall have become due, as the rate at which the Administrative Agent is offered deposits in Dollars as of 11:00 a.m., London time, by prime banks in the London Interbank Eurodollar market for delivery on the first day of any such period and for the approximate number of days comprised therein, in an amount comparable to the aggregate amount due.

     SECTION 3.03. Inability to Determine Eurodollar Rate. In the event, and on each occasion, that the Borrower has submitted an Interest Rate Election for Eurodollar Loans and, on or before the date on which the Eurodollar Rate for the Interest Period relating to such Loans is to be determined, the Administrative Agent shall have determined that by reason of circumstances affecting the London Interbank Eurodollar market or affecting the position of any Reference Bank (if such Reference Bank is then participating in the determination of the Eurodollar
Rate) in such market, adequate and fair means do not exist for ascertaining the Interest Rate applicable to such Loans during such Interest Period, then, and in any such event, the Administrative Agent shall promptly notify the Borrower of such determination, and the Borrower, the Administrative Agent and the Banks shall promptly enter into good faith negotiations with respect to a substitute economically equivalent interest rate and, until such time as a substitute economically equivalent interest rate has been agreed upon, the Borrower shall be deemed to have requested Alternate Base Rate Loans. The Administrative Agent shall immediately give notice of such determination by telephone (confirmed by telecopier) to the Borrower and the Banks. Each such determination by the Administrative Agent shall be conclusive and binding upon the parties hereto in the absence of manifest error.

     SECTION 3.04. Indemnity. The Borrower shall compensate each Bank, upon written request by such Bank (which request shall set forth the basis for requesting such amounts), for all reasonable losses and expenses in respect of any interest paid by such Bank (or its lending branch or affiliate) to lenders of funds borrowed by it or deposited with it to make or maintain its Loans (other than Alternate Base Rate Loans) which such Bank (or its lending branch or affiliate) may sustain, to the extent not otherwise compensated for hereunder and not mitigated by the reemployment of such funds: (i) if for any reason (other than a default by such Bank) a Borrowing of any Loan does not occur on the date hereof, or a conversion of a Loan to or a continuation of a Loan as a Eurodollar Loan does not occur on a date specified therefor in an Interest Rate Election delivered pursuant to Article II hereof, (ii) if any prepayment (other than a prepayment under Section 2.09(i) resulting from an event referred to in clause (a) of Section 2.09 hereof) or repayment of its Loans (other than Alternate Base Rate Loans) occurs on a date which is not the expiration date of the relevant Interest Period, (iii) if any prepayment of its Loans (other than Alternate Base Rate Loans) is not made on any date specified in a notice of prepayment given by the Borrower, or (iv) as a consequence of any default by the Borrower under this Agreement. Without prejudice to the foregoing, the Borrower shall indemnify each Bank against any loss or expense which such Bank (or its lending branch or affiliate) may sustain or incur as a consequence of the default by the Borrower in payment of principal of or interest on any Loan (other than any Alternate Base Rate Loan), or any part thereof, or of any amount due under this Agreement, including, but not limited to, any premium or penalty incurred by such Bank (or its lending branch or affiliate), in respect of funds borrowed by it or deposited with it for the purpose of making or maintaining such Loan (other than any Alternate Base Rate Loan), as determined by such Bank in the exercise of its sole discretion. A certificate as to any such loss or expense (including calculations, in reasonable detail, showing how such Bank computed such loss or expense) shall be promptly submitted by such Bank to the Borrower (with a copy to the Administrative Agent) and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

     SECTION 3.05. Rate Determination Conclusive. The applicable Interest Rate for each Interest Period with respect to each Loan shall be determined by the Administrative Agent and shall be conclusive and, subject to Section 3.03 and
Section 4.03 hereof, binding upon the parties hereto, in the absence of manifest error. The Administrative Agent shall, at the request in writing of the Borrower or any Bank, deliver to the Borrower or such Bank a statement showing the computations used by the Administrative Agent in determining any Interest Rate in respect of the Loans payable by the Borrower.

                                   ARTICLE IV

                                   PREPAYMENTS

     SECTION 4.01. Optional Prepayments. (a) The Borrower may from time to time, upon at least (i) two (2) Business Days' prior notice (in the event such notice pertains to Domestic Loans) or (ii) three (3) Business Days' prior notice (in the event such notice pertains to Eurodollar Loans) (by telephone (confirmed in writing promptly thereafter) or telecopier) received by the Administrative Agent (prior to 12:00 noon, New York City time, in the event such notice pertains to Domestic Loans) (which shall advise each Bank thereof as soon as practicable thereafter), prepay any Borrowing in whole or in part, without, except as provided in Section 3.04 hereof, premium or penalty (such prepayment to be pro rata to the Banks according to the respective unpaid principal amounts of the Loans owing to them); provided, however, that each such prepayment shall be in an aggregate amount of $10,000,000 or an integral multiple of $5,000,000 in excess of $10,000,000.

     (b) Each notice of prepayment shall specify the Borrowing to be prepaid, the prepayment date and the aggregate principal to be prepaid, and shall be irrevocable. All prepayments under this Section 4.01 shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

     SECTION 4.02. Prepayments with Asset Disposition Proceeds. (a) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Asset Disposition, the Borrower shall, on the first to occur of (i) the next day that is the last day of an Interest Period for Eurodollar Loans and that occurs not fewer than five Business Days after the receipt of such Net Proceeds and (ii) the 60th day after the receipt of such Net Proceeds, prepay Borrowings in an aggregate amount equal to (A) 50% of such Net Proceeds, in the case of the first $100,000,000 of such Net Proceeds received after the date hereof, (B) 80% of such Net Proceeds, in the case of the next $100,000,000 of such Net Proceeds and (C) 100% of such Net Proceeds, in the case of any further Net Proceeds. Notwithstanding the foregoing, no prepayment shall be required to be made under this paragraph until the sum of the amounts of the prepayments that would have been required but for this sentence shall equal $10,000,000, at which time all such amounts shall be prepaid in accordance with the preceding sentence. Any prepayment under this
Section 4.02 shall, except as provided in Section 3.04 hereof, be without premium or penalty.

     (b) The Borrower shall notify the Administrative Agent of any prepayment under this Section 4.02 at least (i) two (2) Business Days' prior to the date of such prepayment (in the event such notice pertains to Domestic Loans) or (ii) three (3) Business Days' prior to the date of such prepayment (in the event such notice pertains to Eurodollar Loans) (by telephone (confirmed in writing promptly thereafter) or telecopier) received by the Administrative Agent (prior to 12:00 noon, New York City time, in the event such notice pertains to Domestic Loans). Each notice of prepayment shall specify the Borrowing to be prepaid, the prepayment date, the aggregate principal to be prepaid and a reasonably detailed calculation of the amount of such prepayment, and shall be irrevocable. All prepayments under this Section 4.02 shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

     SECTION 4.03. Prepayment of Loans of Affected Banks. (a) In the event that at any time any Affected Bank shall have reasonably determined in good faith (which determination shall be conclusive and binding upon the parties hereto, in the absence of manifest error) that its Eurodollar Loans have become unlawful under any applicable law, governmental rule, requirement, regulation, guideline or order, then, and in any such event, such Affected Bank shall as soon as practicable give notice (by telephone (confirmed in writing promptly thereafter) or telecopier) to the Borrower and to the Administrative Agent (which shall transmit such notice to each of the other Banks as soon as practicable thereafter), of such determination. Thereupon, the obligation of such Affected Bank to maintain its Loan(s) shall be terminated and the Borrower shall forthwith, and in any event no later than the earlier of (x) the next succeeding Interest Payment Date with respect to such Loan(s) or (y) ten (10) days after receipt of notice from such Affected Bank under this Section 4.03(a), prepay the outstanding Loan(s) of such Affected Bank without premium or penalty, together with all interest accrued thereon and all other amounts owing to such Affected Bank hereunder (including any amounts payable pursuant to Section 3.04 hereof in connection with such prepayment).

     (b) In lieu of prepaying the Loan(s) of the Affected Bank as required by
Section 4.03(a) hereof, the Borrower may exercise any one or more of the following options:

     (i) The Borrower may request one or more of the non-Affected Banks to take over all (but not part) of each Affected Bank's then outstanding Loan(s) and to assume all (but not part) of each Affected Bank's obligations hereunder. If one or more Banks shall so agree in writing with respect to an Affected Bank, (x) the obligations of such Assenting Bank under this Agreement shall be increased by its respective Allocable Share of the obligations of such Affected Bank under this Agreement, and (y) each Assenting Bank shall make Loans to the Borrower, according to such Assenting Bank's respective Allocable Share, in an aggregate principal amount equal to the outstanding principal amount of the Loan(s) of such Affected Bank, on a date mutually acceptable to the Assenting Banks, such Affected Bank and the Borrower. The proceeds of such Loans, together with funds of the Borrower, shall be used to prepay the Loan(s) of such Affected Bank, together with all interest accrued thereon, and all other amounts owing to such

Affected Bank hereunder (including any amounts payable pursuant to Section 3.04 hereof in connection with such prepayment), and, upon such assumption by the Assenting Banks and prepayment by the Borrower, such Affected Bank shall cease to be a "Bank" for purposes of this Agreement and shall no longer have any obligations hereunder (except as provided in Section 2.08(b), Section 10.02 and Section 10.07 hereof). Any such prepayment shall occur prior to the time any prepayment pursuant to Section 4.03(a) hereof is required to be made.

     (ii) Upon notice (by telephone (confirmed in writing promptly thereafter) or telecopier) to the Administrative Agent (which shall advise each Bank thereof as soon as practicable thereafter), the Borrower may terminate the obligations of the Banks to maintain Loans as Eurodollar Loans and, in such event, the Borrower, the Administrative Agent and the Banks shall promptly enter into good faith negotiations with respect to a substitute economically equivalent rate that will not be unlawful and, from and after the time any prepayment pursuant to Section 4.03(a) hereof is required to be made and until such time as a substitute economically equivalent rate has been agreed upon, all of the Eurodollar Loans shall be converted to and shall remain Domestic Loans unless and until such Eurodollar Loans are prepaid in the manner contemplated by and pursuant to Section 4.01 hereof.

     (iii) (A) The Borrower may designate one or more Replacement Lenders mutually acceptable to the Borrower and the Administrative Agent (whose consent shall not be unreasonably withheld) to assume the obligations of each such Affected Bank hereunder, and to purchase, prior to the time any prepayment pursuant to Section 4.03(a) hereof is required to be made, the outstanding Loans of such Affected Bank and such Affected Bank's rights hereunder and with respect thereto, without recourse upon, or warranty by, or expense to, such Affected Bank, for a purchase price equal to the outstanding principal amount of the Loan(s) of such Affected Bank plus all interest accrued thereon and all other amounts owing to such Affected Bank hereunder (including the amount which would be payable to such Affected Bank pursuant to Section 3.04 hereof if the purchase of its Loans constituted a prepayment thereof contemplated by clause (ii) of the first sentence of Section 3.04 hereof), and upon such assumption and purchase by the Replacement Lenders, each such Replacement Lender shall be deemed to be a "Bank" for purposes of this Agreement and such Affected Bank shall cease to be a "Bank" for purposes of this Agreement and shall no longer have any obligations hereunder (except as provided in Section 2.08(b), Section 10.02 and Section
10.07 hereof).

     (B) As an alternative, the Borrower may designate one or more Replacement Lenders mutually acceptable to the Borrower and the Administrative Agent (whose consent shall not be unreasonably withheld) which shall upon a date mutually agreed upon by the Borrower and such Replacement Lenders assume the obligations of such Affected Bank under this Agreement and shall upon such date make Loans to the Borrower in an aggregate principal amount equal to the outstanding principal amount of the Loan(s) of such Affected Bank. The proceeds of such Loans, together with funds of the Borrower, shall be used to prepay the Loan(s) of such Affected Bank, together with all interest accrued thereon and all other amounts owing to such Affected Bank hereunder (including any amounts payable pursuant to Section 3.04 hereof in connection with such prepayment), and, upon such Replacement Lenders making such Loans and such prepayment by the Borrower, such Replacement Lenders shall be deemed to be "Banks" for purposes of this Agreement and such Affected Bank shall cease to be a "Bank" for purposes of this Agreement and shall no longer have any obligations hereunder (except as provided in Section 2.08(b), Section 10.02 and Section
10.07 hereof). Each such Replacement Lender shall execute and deliver to the Administrative Agent such documentation to evidence its status as a "Bank" hereunder as shall be mutually acceptable to the Borrower and the Administrative Agent. The making of such Loans by such Replacement Lenders and the prepayment by the Borrower of the Loan(s) of such Affected Bank shall be deemed to have occurred simultaneously for all purposes hereof.

     In the event the Borrower shall take any of the actions contemplated by
Section 4.03(b)(i) or Section 4.03(b)(iii) hereof, Schedule I and Schedule II hereto shall be deemed amended to reflect the addition of any Replacement Lender.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     SECTION 5.01. Representations and Warranties of the Borrower. As of the date of this Agreement and, if different, the date of the initial Borrowing hereunder (and not on any other date) the Borrower represents and warrants to the Banks and the Administrative Agent as follows:

     (a) Borrower's Organization; Partnership Power. The Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas; the Borrower is duly qualified or licensed and in good standing as a foreign limited partnership authorized to do business in New Mexico; and the Borrower has all requisite partnership power and authority (i) to own its assets and to carry on the business in which it is engaged, (ii) to execute, deliver and perform its obligations under this Agreement, (iii) to borrow in the manner and for the purpose contemplated by this Agreement, and
(iv) to execute, deliver and perform its obligations under all other agreements and instruments executed and delivered by the Borrower pursuant to or in connection with this Agreement.

     (b) Subsidiaries. The Borrower has no Subsidiaries.

     (c) Borrower's Partnership Authority; No Conflict. The execution and delivery by the Borrower of this Agreement, the performance by the Borrower of its obligations under this Agreement, the Borrowings by the Borrower in the manner and for the purpose contemplated by this Agreement, the execution and delivery by the Borrower of all other agreements and instruments which shall have been executed and delivered by the Borrower pursuant hereto or in connection herewith, and the performance by the Borrower of its obligations under all other agreements and instruments which shall have been executed and delivered by the Borrower pursuant hereto or in connection herewith, have been duly authorized by all necessary partnership action (including any necessary partner action) on the part of the Borrower, and do not and will not (i) violate any provision of any law, rule or regulation (including, without limitation, Regulation U and Regulation X) presently in effect having applicability to the Borrower, or of any order, writ, judgment, decree, determination or award (which is, individually or in the aggregate, material to the consolidated financial condition, business or operations of the

Borrower) presently in effect having applicability to the Borrower or of the partnership agreement, charter, by-laws or other organizational documents of the Borrower, or (ii) result in a breach of or constitute a default under any indenture or loan or credit agreement, or result in a breach of or constitute a default under any other agreement or instrument (which is, individually or in the aggregate, material to the consolidated financial condition, business or operations of the Borrower), to which the Borrower is a party or by which the Borrower or its properties may be bound or affected, or (iii) result in, or require, the creation or imposition of any Lien of any nature upon or with respect to any of the properties now owned by the Borrower (other than any right of setoff or banker's lien or attachment that any Bank or other holder of a Loan may have under applicable law), and the Borrower is not in default under or in violation of its partnership agreement.

     (d) Valid and Binding Obligations of the Borrower. This Agreement constitutes, and each other agreement or instrument executed and delivered by the Borrower pursuant hereto or in connection herewith will each constitute, the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (e) Borrower's Financial Condition. The audited balance sheets of the Borrower as of December 31, 1997, 1998 and 1999, and the related audited statements of income, changes in partners' capital and cash flows for the ten month or fiscal year, as applicable, then ended (the "Financial Statements") fairly present the financial position, results of operations, partners' capital and cash flows for the Borrower as of the dates and for the periods covered thereby, in each case in accordance with United States generally accepted accounting principles, consistently applied, except as described in the footnotes to each of such Financial Statements. Since December 31, 1999 to and including the date hereof, there has been no material adverse change in the consolidated financial condition, business or operations of the Borrower (it being agreed that the Distributions and the other transactions contemplated by the recitals to this Agreement will not be taken into account in determining whether a material adverse change has occurred).

     (f) Litigation with Respect to the Borrower. No litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings are pending or, to the knowledge of the Borrower, threatened against the Borrower which are likely (to the extent not covered by insurance) materially and adversely to affect the consolidated financial condition of the Borrower or materially to impair the Borrower's ability to perform its obligations under this Agreement, except as disclosed in writing to the Banks prior to the date hereof and except as disclosed in Exhibit C-1 to the Purchase and Sale Agreement.

     (g) Regulatory Approvals with Respect to This Agreement. No authorization, consent, approval, license or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority (Federal, state, local or foreign), including, without limitation, the Securities and Exchange Commission, or with any securities exchange, is or will be required in connection with the execution and delivery by the Borrower of this Agreement, the performance by the Borrower of its obligations under this Agreement, or the Borrowings by the Borrower in the manner and for the purpose contemplated by this Agreement (except for such authorizations, consents, approvals, licenses, exemptions, filings, declarations or registrations, if any, which may be required to be obtained or made subsequent to the date hereof, as to which the Borrower has no reason to believe such will not be duly obtained as and when required and be sufficient for all purposes thereof and be in full force and effect when required).

     (h) ERISA. No material liability to the PBGC has been, or, to the knowledge of the Borrower, is expected by the Borrower to be, incurred by the Borrower. No Reportable Event which presents a material risk of termination of any Plan maintained by the Borrower has occurred and is continuing. No Plan maintained by the Borrower had an Accumulated Funding Deficiency, whether or not waived, as of the last day of the most recent fiscal year of such Plan ending prior to the date hereof. The Borrower has not engaged in a Prohibited Transaction prior to the date hereof.

     (i) Investment Company Act. The Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act of 1940, as amended.

     (j) Public Utility Holding Company Act. The Borrower is not subject to, or is exempt from, regulation as a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     (k) Regulation U; Regulation X. The Borrower is not engaged principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U, and no part of the proceeds of any Loan will be used for any purpose which would be in violation of such regulation or in violation of Regulation X.

     (l) Borrower's Tax Returns and Tax Liability. The Borrower has filed all tax returns required to be filed by it and has paid or provided adequate reserves or obtained adequate indemnity for the payment of all taxes and assessments payable by it which have become due, other than (i) those not yet delinquent, (ii) those the nonpayment of which would not be reasonably likely to result in a material adverse effect on the consolidated financial condition of the Borrower, (iii) those being contested in good faith and (iv) those involving foreign taxes and assessments which are involved in a good faith dispute.

     (m) Environmental and Public and Employee Health and Safety Matters. The Borrower has complied with all applicable Federal, state, and other laws, rules and regulations relating to environmental pollution or to environmental regulation or control or to public or employee health or safety, except (i) to the extent that the failure to so comply would not be reasonably likely to result in a material and adverse effect on the consolidated financial condition of the Borrower or (ii) as disclosed in writing to the Banks prior to the date hereof. The Borrower's facilities do not manage any hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants regulated under the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, or any other applicable law relating to environmental pollution or public or employee health and safety, in violation of any such law, or any rules or regulations promulgated pursuant thereto, except
(A) for violations that would not be reasonably likely to result in a material and adverse effect on the consolidated financial condition of the Borrower or
(B) as disclosed in writing to the Banks prior to the date hereof. The Borrower is aware of no events, conditions or circumstances involving environmental pollution or contamination or public or employee health or safety, in each case applicable to it, that would be reasonably likely to result in a material and adverse effect on the consolidated financial condition of the Borrower except as disclosed in writing to the Banks prior to the date hereof.

     (n) True and Complete Disclosure. To the Borrower's knowledge and belief, all factual information heretofore or contemporaneously furnished by or on behalf of the Borrower or any Subsidiary of the Borrower to any Bank or the Administrative Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is true and accurate in all material respects (taken as a whole) on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time, except (i) for any inaccuracy or incompleteness not involving the failure to disclose events or circumstances that could reasonably be expected to result in a material adverse change in the consolidated financial condition, business or operations of the Borrower, (ii) that as to financial projections delivered to the Banks and the Administrative Agent, the Borrower represents only that such projections were prepared in good faith based on assumptions believed to be reasonable at the time of such preparation and (iii) as to engineering reports and audits thereof, the Borrower represents only that, to the best knowledge of the Borrower, there are no statements or conclusions in any engineering report (or audit thereof) which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that each engineering report (and audit thereof) is necessarily based upon professional opinions, estimates and projections and that the Borrower does not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

                                   ARTICLE VI

                                    COVENANTS

     SECTION 6.01. Affirmative Covenants of the Borrower. So long as any Loan shall remain unpaid or any Bank shall have any Commitment hereunder, the Borrower will, and will cause each of the Subsidiaries to, unless the Required Banks shall have otherwise consented in writing:

     (a) Reports, Certificates and Other Information. Furnish to each Bank:

          (i) Interim Reports. Within 60 days after the end of each of the first three quarterly fiscal periods in each fiscal year of the Borrower, a consolidated balance sheet of the Borrower as at the end of such period (setting forth in comparative form the consolidated figures as of the end of the previous fiscal year), the related consolidated statement of operations for such period and (in the case of the second and third quarterly periods) for the period from the beginning of the current fiscal year to the end of such quarterly period (setting forth in each case in comparative form the consolidated figures for the corresponding periods of the previous fiscal year) and the related consolidated statement of cash flows for the period from the beginning of the current fiscal year to the end of such quarterly period (setting forth in comparative form the consolidated figures from the corresponding period of the previous fiscal year), all in reasonable detail and certified, subject to changes resulting from year-end audit adjustments, by a financial officer of the Borrower.

          (ii) Annual Reports. Within 120 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower as at the end of such year, and the related consolidated statements of operations and cash flows for such year, setting forth in each case in comparative form the consolidated figures for the previous fiscal year, accompanied by the opinion thereon of independent public accountants of recognized national standing selected by the Borrower, which opinion shall be prepared in accordance with generally accepted auditing standards relating to reporting and shall be based upon an audit by such accountants of the relevant accounts.

          (iii) Officers' Certificates. Together with each delivery of financial statements pursuant to Sections 6.01(a)(i) and 6.01(a)(ii) hereof, an Officers' Certificate (A) stating that the signers have reviewed the relevant terms of this Agreement and have made, or caused to be made under their supervision, a review of the transactions and condition of the Persons covered by such financial statements during the accounting period in question, and that such review has not disclosed the existence during such accounting period, and that the signers do not otherwise have knowledge of the existence as at the date of such Officers' Certificate, of any Event of Default or Unmatured Event of Default, or, if any such Event of Default or Unmatured Event of Default existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken or is taking or proposes to take with respect thereto and (B) demonstrating in reasonable detail compliance during such accounting period with Sections 6.02(b)(xii), 6.02(c) and 6.02(d) hereof (and setting forth the Consolidated Interest Expense Coverage Ratio for the period of four consecutive fiscal quarters ending on the date of the balance sheet included in such financial statements).

          (iv) Accountants' Certificates. Together with each delivery of financial statements pursuant to Section 6.01(a)(ii) hereof, a certificate signed by the independent public accountants reporting thereon (A) briefly setting forth the scope of their examination (which shall include a review of this Section 6.01(a) and of Sections 6.02(b)(xii), 6.02(c), 6.02(d) and 6.02(e) hereof), (B) stating whether or not their examination has disclosed the existence, during the fiscal year covered by such financial statements, of any Event of Default or Unmatured Event of Default and, if their examination has disclosed such an Event of Default or Unmatured Event of Default, specifying the nature and period of existence thereof, and (C) stating that they have examined the Officers' Certificate delivered therewith pursuant to Section 6.01(a)(iii) hereof.

          (v) Reports to SEC. Promptly upon their becoming publicly available, copies of any regular and periodic reports filed by the Borrower or any of its Subsidiaries with the Securities and Exchange Commission or any governmental authority succeeding to any of its functions, which in each case have not been delivered under paragraph (a)(i) or (a)(ii) of this
     Section 6.01.

          (vi) Officers' Certificates as to Status of Material Subsidiaries. As soon as practicable after the determination that a Person is a Material Subsidiary or, at the option of the Borrower, together with the next delivery of any financial statements to the Banks pursuant to Section 6.01(a)(i) or Section 6.01(a)(ii) hereof, an Officers' Certificate confirming the same.

          (vii) Engineering Reports. Not later than 60 days after the Borrower's fiscal year end, (A) an engineering report prepared by the Borrower for the preceding fiscal year, together with an audit report in form and scope reasonably satisfactory to the Administrative Agent by Netherland, Sewell and Associates, Inc., or another firm reasonably acceptable to the Administrative Agent and the Borrower on such engineering report or (B) at the Borrower's election, an engineering report prepared by a third party reasonably acceptable to the Administrative Agent for the preceding year.

          (viii) Notice of Default. Forthwith upon any principal officer of the Borrower obtaining knowledge of the occurrence of an Event of Default or an Unmatured Event of Default, an Officers' Certificate specifying the nature and period of existence thereof and what action the Borrower has taken or is taking or proposes to take with respect thereto.

          (ix) Other Information. With reasonable promptness, such other information and data with respect to the Borrower or any of its Subsidiaries as from time to time may be reasonably requested by any Bank.

     (b) Taxes. Pay or provide adequate reserves or obtain adequate indemnity for the payment of, and cause each Subsidiary to pay or provide adequate reserves or obtain adequate indemnity for the payment of, all taxes and assessments payable by it which become due, other than (i) those not yet delinquent, (ii) those the nonpayment of which would not be reasonably likely to result in a material adverse effect on the consolidated financial condition of the Borrower and its Consolidated Subsidiaries, (iii) those being contested in good faith and (iv) those involving foreign taxes and assessments which are involved in a good faith dispute with respect to tax or other matters.

     (c) Preservation of Existence, etc. Subject to Section 6.02(a) hereof, do or cause to be done all things necessary to preserve and keep in full force and effect the existence and the material rights (contractual, statutory or otherwise) of the Borrower and each Subsidiary; provided, however, that the Borrower shall not be required to preserve any such right or franchise if the Borrower shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or any Subsidiary and that the loss thereof is not disadvantageous in any material respect to the Banks under this

Agreement, and provided, further that the Borrower may terminate, transition or modify those agreements set forth in Exhibit K hereto.

     (d) Inspections; Discussions. Permit any authorized representatives designated by a Bank, at such Bank's expense, to make reasonable inspections of any of the properties of the Borrower or any of its Subsidiaries, including its and their books of account, and to discuss its and their affairs, finances and accounts with its and their officers, all at such reasonable times and as often as may be reasonably requested by such Bank; provided that (i) if required by the Borrower, any such Bank shall, as a condition to being permitted to make any such inspection, certify to the Borrower that the same is being made solely in order to assist such Bank in evaluating its extension of credit to the Borrower under this Agreement, (ii) notwithstanding the provisions of Section 10.07 hereof, the Administrative Agent or the Bank making such inspection and visitation hereby releases the Borrower, its Affiliates, and their officers, directors, employees, and agents against any claim for injury to the Administrative Agent or such Bank (or the representatives thereof) during such inspection and visitation, and (iii) neither the Borrower nor any of its Subsidiaries shall be required to disclose to the Administrative Agent, any bank or any agents or representatives thereof any information which is the subject of attorney-client privilege or attorney's work-product privilege properly asserted by the applicable Person to prevent the loss of such privilege in connection with such information.

     (e) Books and Records. Maintain, and cause each of its Consolidated Subsidiaries to maintain, a system of accounting established and administered in accordance with generally accepted accounting principles applied on a consistent basis, and set aside, and cause each of its Consolidated Subsidiaries to set aside, on its books all such proper reserves as shall be required by generally accepted accounting principles.

     (f) Maintenance of Properties. Cause all properties used or useful in the conduct of its business or the business of a Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, and cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 6.01(f) shall prevent the Borrower from discontinuing the operation or maintenance, or both the operation and maintenance, of any of such properties if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Banks under this Agreement.

     (g) Maintenance of Insurance. Insure and keep insured, and cause each Subsidiary to insure and keep insured, with reputable insurance companies, so much of its respective properties, to such an extent and against such risk (including fire), as companies engaged in similar businesses and of similar size customarily insure properties of a similar character; or, in lieu thereof, in the case of itself or of any one or more of its Subsidiaries, maintain or cause to be maintained a system or systems of self-insurance which will accord with the approved practices of companies owning or operating properties of a similar character in maintaining such systems.

     (h) Compliance with Laws, etc. Not violate any laws, rules, regulations, or governmental orders to which it is subject (including any such laws, rules, regulations or governmental orders relating to the protection of the environment or to public or employee health or safety), which violation would be reasonably likely to result in a material adverse effect on the consolidated financial condition of the Borrower and its Consolidated Subsidiaries; and not permit any Subsidiary of the Borrower to violate any laws, rules, regulations, or governmental orders of Federal, state or local governmental entities within the United States to which it is subject (including any such laws, rules, regulations or governmental orders relating to the protection of the environment or to public or employee health or safety), which violation would be reasonably likely to result in a material adverse effect on the consolidated financial condition of the Borrower and its Consolidated Subsidiaries.

     (i) Delivery of Certain Documentation with Respect to Plans. (i) As soon as possible and in any event within 30 days after it knows or has reason to know that, regarding any Plan with respect to the Borrower or a Subsidiary of the Borrower, a Prohibited Transaction or a Reportable Event which presents a material risk of termination of any Plan maintained by the Borrower or a Subsidiary of the Borrower has occurred (whether or not the requirement for notice of such Reportable Event has been waived by the PBGC), deliver to the Administrative Agent and each Bank a certificate of a responsible officer of the Borrower setting forth the details of such Prohibited Transaction or Reportable Event, (ii) upon request of the Administrative Agent or any Bank made from time to time after the occurrence of any such Prohibited Transaction or Reportable Event, deliver to the Administrative Agent and each Bank a copy of the most recent actuarial report and annual report completed with respect to any Plan maintained by the Borrower or a Subsidiary of the Borrower, and (iii) as soon as possible, and in any event within 10 days, after it knows or has reason to know that any of the following have occurred with respect to any Plan maintained by the Borrower or a Subsidiary of the Borrower: (A) any such Plan has been terminated, (B) the Plan Sponsor intends to terminate any such Plan, (C) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate any such Plan, or (D) the Borrower or any Subsidiary of the Borrower withdraws from any such Plan, deliver to the Administrative Agent and each Bank a written notice thereof. For purposes of this Section 6.01(i), the Borrower shall be deemed to have knowledge of all facts known by the Plan Administrator of any Plan or Employee Benefit Plan of which the Borrower or any Subsidiary of the Borrower is the Plan Sponsor.

     (j) Contributions to Plans. Pay, and use its best efforts to cause each Subsidiary of the Borrower to pay, when due, all contributions required to meet the minimum funding standards set forth in Sections 302 through 308 of ERISA with respect to each Plan maintained by the Borrower or a Subsidiary of the Borrower.

     (k) Use of Proceeds. Use the proceeds of the Loans for the purposes referred to in the recitals to this Agreement, and not for any purpose which is in violation of Regulation U or Regulation X.

     (l) Guarantee Requirement. Cause the Guarantee Requirement to be satisfied at all times.

     SECTION 6.02. Negative Covenants of the Borrower. So long as any Loan shall remain unpaid or any Bank shall have any Commitment hereunder, the Borrower will not, and will not permit any Subsidiary to, without the prior written consent of the Required Banks:

     (a) Mergers, Consolidations, Sales. Consolidate with or merge into any other Person or convey or transfer its properties substantially as an entirety to any Person, or sell, transfer, lease or otherwise dispose of any substantial portion of its assets in one transaction or a series of related transactions, except:

          (i) (A) any merger, consolidation or sale of its assets substantially as an entirety in which the Person formed by such consolidation or into which the Borrower is merged or the Person which acquires by conveyance or transfer the properties and assets of the Borrower substantially as an entirety, shall be a corporation, partnership or limited liability company organized and existing under the laws of the United States or any state or the District of Columbia, and shall expressly assume the due and punctual payment of the principal of and interest on all the Loans and the performance of every covenant of this Agreement on the part of the Borrower to be performed or observed, and immediately after giving effect to such transaction, no Event of Default or Unmatured Event of Default shall have occurred and be continuing, (B) any merger of a Subsidiary into the Borrower in a transaction in which the Borrower is the surviving Person,
     (C) any merger of a Subsidiary into another Subsidiary in a transaction in which the surviving Person is a wholly owned Subsidiary, (D) any sales, transfers, leases or dispositions by a Subsidiary of its assets to the Borrower or to another wholly owned Subsidiary;

          (ii) sales of inventory (including, without limitation, crude oil, condensate, natural gas liquids and/or natural gas) and used or surplus equipment in the ordinary course of business;

          (iii) Restricted Payments permitted under Section 6.02(d) hereof;

          (iv) loans made by the Borrower to Occidental as permitted under
     Section 6.02(e) hereof;

          (v) sales, transfers, conveyances and other dispositions described in
     Section 6.02(b)(ix);

          (vi) like-kind exchanges of interests in hydrocarbon producing properties; and

          (vii) other sales, transfers and other dispositions of assets (other than equity interests in any Subsidiary); provided that all such sales, transfers and other dispositions shall be made for fair market value and for at least 80% cash consideration.

Upon any consolidation or merger by the Borrower with or into any other Person, or any conveyance or transfer by the Borrower of its properties and assets substantially as an entirety to any Person, which is permitted by this Section 6.02(a), the successor formed by such consolidation or into which the Borrower is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement with the same effect as if such successor had been named as the Borrower herein; and, in the event of such conveyance or transfer, the Borrower (which term shall for this purpose mean the Person named as the "Company" in the introduction to this Agreement or any successor corporation which shall theretofore become such in the manner described in this Section 6.02(a)) shall be discharged from all obligations and covenants under this Agreement and may be dissolved and liquidated.

     (b) Restriction on Liens. Create, incur, assume or permit to exist, or permit any Subsidiary to create, incur, assume or permit to exist, any Lien on any property or asset now owned or hereafter acquired by it, except:

          (i) Liens imposed by law for taxes or assessments that are not yet due or are being contested in compliance with Section 6.01(b);

          (ii) carriers', landlords', warehousemen's, mechanics', materialmen's, repairmen's, maritime and other like Liens imposed by law, arising in the ordinary course of business;

          (iii) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (iv) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (v) minor irregularities in title, easements, zoning restrictions, rights-of-way, restrictive covenants, servitudes, permits, reservations, exceptions, conditions, covenants and similar encumbrances on property imposed by law or arising in the ordinary course of business that do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower and the Subsidiaries taken as a whole;

          (vi) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof (or an improvement or accession thereto or proceeds therefrom); provided that (A) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (B) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (vii) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that
     (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary other than improvements and accessions thereto and proceeds (including proceeds constituting receivables and general intangibles) thereof and (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (viii) Liens on real property or equipment acquired, constructed or improved by the Borrower or any of its Subsidiaries securing Indebtedness incurred to finance such acquisition, construction or improvement; provided that (A) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (B) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (C) such Liens shall not apply to any other property or assets of the Borrower or any of its Subsidiaries other than improvements and accessions thereto and proceeds (including proceeds constituting receivables and general intangibles) thereof;

          (ix) Liens arising as a result of (A) the sale or transfer of (1) oil, gas or other minerals in place for a period of time until, or in an amount that, the purchaser will realize therefrom a specified amount of money (however determined) or a specified amount of such minerals, or (2) any other interest in property of the character commonly referred to as a "production payment", or (B) any sale, transfer or other disposition of, or obligation to deliver, crude oil, condensate, natural gas liquids, and/or natural gas, in consideration of advance payments, pursuant to forward sales arrangements, prepaid contracts or other similar arrangements, provided that all the proceeds of any transaction described under this clause (ix) shall have been applied to prepay Loans promptly following receipt and that the aggregate amount of all the proceeds of all such transactions described under this clause (ix) entered into after the date hereof shall not exceed $1,000,000,000;

          (x) any obligations or duties affecting any property of the Borrower or its Subsidiaries to any municipality or public authority with respect to any franchise, grant, license or permit that do not materially impair the use of such property for the purposes for which it is held;

          (xi) Liens resulting from operation of law with respect to any judgments or orders not constituting an Unmatured Event of Default; and

          (xii) other Liens securing obligations in an aggregate amount not in excess of $5,000,000 at any time.

     (c) Restriction on Indebtedness. Permit Consolidated Indebtedness at any time to exceed the Maximum Indebtedness Amount or permit any Subsidiary to incur, create, assume or permit to exist any Indebtedness other than Indebtedness to the Borrower or to Material Subsidiaries that are guarantors under the Guarantee Agreement.

     (d) Restricted Payments. Declare or make, or permit any Subsidiary of the Borrower to declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that (i) the Borrower may make the

Distributions, (ii) Subsidiaries of the Borrower may declare and pay cash dividends or distributions ratably with respect to their equity interests, and
(iii) so long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing or would result therefrom, (A) the Borrower may make cash distributions to the Class A Limited Partners and the Class B Limited Partners (such terms and all other capitalized terms used in this clause (A) having the meanings assigned to them in the Partnership Agreement as in effect on the date hereof) on any Distribution Date in an amount not greater than the sum of the Class A Limited Partner Cumulative Priority Return and the Class B Limited Partner Cumulative Priority Return as of such Distribution Date minus all prior Distributions to the Class A Limited Partners and the Class B Limited Partners pursuant to Section 6.2(a) of the Partnership Agreement prior to such Distribution Date, (B) the Borrower may (1) acquire the Class A Limited Partnership Interests and the Class B Limited Partnership Interests, to the extent required under the Partnership Agreement, for consideration consisting solely of a distribution of the BP Amoco Note and the Shell Note, respectively (or, upon the occurrence of an event described in Section 10.1(a)(iv) of the Partnership Agreement, for cash to the extent that, and only to the extent that, the Company shall have received such cash from the makers of the BP Amoco Note and the Shell Note, respectively, upon the maturity of such Notes), so long as such distributions of such Notes (or cash as applicable) are permitted under the terms of the letter agreement in the form of Exhibit J hereto (provided that in the case of any surrender of Class B Limited Partnership Interests under Section 2(d) of the Shell Guarantee, the Borrower shall give the Administrative Agent written notice of such surrender, and if the Borrower shall not have sold such Interests within 5 Business Days of receipt thereof, the Administrative Agent shall have the right on 5 Business Days' written notice to the Borrower, on behalf of the Banks, to purchase or cause a designee to purchase such Interests for fair value, which shall be deemed to equal the amount for which the Administrative Agent determines, on the basis of offers received from one or more unrelated third parties, such Interest can be resold to an unrelated third party) or (2) with the consent of all the Banks or upon satisfaction of the specified conditions required under the terms of the letter agreement in the form of Exhibit J hereto, acquire Class A Limited Partnership Interests and Class B Limited Partnership Interests (or incur any obligation, contingent or otherwise, to do so) for consideration consisting solely of a reduction, discharge, cancelation of the obligations under, or distribution of, the BP Amoco Note and the Shell Note, respectively (or as required under the last sentence of Section 10.1(d) or Section 11.3(d) of the Partnership Agreement, for cash to the extent that, and only to the extent that, the Company shall have received such cash from the makers of the BP Amoco Note and the Shell Note, respectively, upon the maturity of such Notes), and (C) the Borrower may make Non-Cash Management Demand Loans to Occidental and pay cash distributions in respect of its equity interests (such cash distributions under this clause (C) herein referred to as "Cash Equity Distributions"); provided that the amount of each such Non-Cash Management Demand Loan or Cash Equity Distribution is not at the time made greater than (x) the Permitted Restricted Payment Amount for the four fiscal quarter period ending with the quarter in which such Non-Cash Management Demand Loan or distribution is to be made (the "Applicable Period") plus, at any time after March 31, 2001, (I) in the case of any Non-Cash Management Demand Loan, the unused portion (herein referred to as the "Unused Portion") of the Permitted Restricted Payment Amount for the period beginning on the date hereof and ending on the date that is 12 months prior to the date on which the Applicable Period will end or, (II) in the case of any Cash Equity Distribution, the lesser of $50,000,000 and such Unused Portion, minus (y) the aggregate amount of the distributions paid during the Applicable Period under the preceding clause (A) and the Non-Cash Management Demand Loans and Cash Equity Distributions made during the Applicable Period under this clause (C). For purposes of making the determinations in clause (C) for any period ending prior to March 31, 2001, all determinations of the Consolidated Interest Expense Coverage Ratio and the Permitted Restricted Payment Amount will be made based solely upon the results for fiscal quarters (or portion thereof in the case of the period ending June 30, 2000) ending after the date hereof and all related references to four fiscal quarter periods shall be deemed references to periods comprised solely of such quarters. The aggregate amount of Non-Cash Management Demand Loans made during any period shall be deemed at any time equal to the greater at such time of (I) zero and (II) the excess of (x) the aggregate amount of Non-Cash Management Demand Loans made during such period over (y) the aggregate amount of repayments of Non-Cash Management Demand Loans made during such period.

     (e) Restriction on Loans and Advances to Partners. Make or permit to exist any loan or advance (other than the BP Amoco Loan and the Shell Loan) to any holder of any equity interest in the Borrower or a Subsidiary of the Borrower or to any Affiliate of any such holder; provided that the Borrower may, from time to time, make Non-Cash Management Demand Loans to the extent permitted under
Section 6.02(d)(iii)(C) and may in addition, without limit, make Cash Management Demand Loans.

     (f) Restriction on Dividends and Distributions from Subsidiaries. Enter into any agreement, or permit any Subsidiary to enter into any agreement, containing any provision which would limit or restrict the declaration or payment of dividends or distributions by such Subsidiary.

     (g) Amendment of Certain Documents. Except with the approval of all the Banks as required under the terms of the letter agreement in the form of Exhibit J hereto, or as otherwise expressly permitted by such letter agreement, sell, assign, release or cancel, or amend or waive in any manner adverse in any material respect to the interests of the Banks, the BP Amoco Loan Agreement, the BP Amoco Guarantee, the BP Amoco Note, the Shell Loan Agreement, the Shell Guarantee or the Shell Note, or permit or accept any prepayment of the BP Amoco Note or the Shell Note.

     (h) Change in Control. So long as the Borrower is a partnership, permit (a) any Person other than Occidental Permian Manager LLC to be a general partner of the Borrower, (b) Occidental and its Subsidiaries to own, beneficially and of record, equity interests representing less than 49% of the equity represented by all the outstanding equity interests of Occidental Permian Manager LLC, (c) Occidental not to Control both the Borrower and Occidental Permian Manager LLC or (d) Occidental and its Subsidiaries to own, beneficially and of record, partnership interests representing less than 28.995505% of the equity of the Borrower. In the event that, as a result of any transaction permitted under
Section 6.02(a) hereof, the Borrower shall become a corporation or a limited liability company, permit (a) Occidental not to Control the Borrower or (b) Occidental and its Subsidiaries to own, beneficially and of record, shares or other equity interests representing less than 28.995505% of the equity of the Borrower.

     (i) Transactions with Affiliates. Except as expressly permitted by the letter agreement attached hereto as Exhibit J, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) immaterial transactions and transactions at prices and on terms and conditions taken as a whole not less favorable to the Borrower or and the Subsidiaries than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and wholly owned Subsidiaries not involving any other Affiliate, (c) transactions pursuant to the Partnership Agreement or any other agreement as in effect on the date hereof,
(d) any Restricted Payment or Demand Loan permitted by Section 6.02(d) or (e) and (e) transactions permitted pursuant to clauses (B), (C) and (D) of Section 6.02(a)(1).

                                   ARTICLE VII

                              CONDITIONS OF CREDIT

     The obligations of the Banks to make Loans hereunder are subject to the satisfaction of the following conditions:

     (a) The Administrative Agent shall have received (with a photocopy for each Bank) copies of the Purchase and Sale Agreement and the Partnership Agreement, each as in effect on the date hereof, certified by the Secretary of the Borrower as being true and correct copies of such documents.

     (b) The Administrative Agent shall have received (with a photocopy for each Bank) a copy of the Certificate of Limited Partnership of the Borrower, certified by the Secretary of State of the State of Texas as being a true and correct copy of such document, together with a certificate of such Secretary of State as to the valid existence of the Borrower.

     (c) The Administrative Agent shall have received (with a photocopy for each Bank) (i) the signed certificate of the Secretary or an Assistant Secretary of OXY USA Inc., as manager of Occidental Permian Manager LLC, dated the date hereof and in the form of Exhibit B-1 hereto (appropriately completed), certifying, among other things, the incumbency and specimen signatures of officers of OXY USA Inc. executing this Agreement on behalf of Occidental Permian Manager LLC, as general partner of the Borrower and (ii) the signed certificate of the Secretary or an Assistant Secretary of Occidental, dated the date hereof and in the form of Exhibit B-2 hereto (appropriately completed), certifying, among other things, the incumbency and specimen signatures of officers of Occidental, executing the letter agreement referred to in paragraph
(l) of this Article VII.

     (d) The Administrative Agent shall have received (with a photocopy for each Bank) the signed opinions of Scott King, Esq., Assistant General Counsel of Occidental, and Vinson & Elkins L.L.P., special counsel for Occidental, dated the date hereof and given upon the express instructions of the Borrower, in the form of Exhibit D-1 and Exhibit D-2 hereto, respectively, with such changes (if any) therein as shall be acceptable to the Administrative Agent and special counsel to the Administrative Agent, and as to such other matters as the Administrative Agent may reasonably request.

     (e) The Administrative Agent shall have received (with a photocopy for each Bank) the signed opinion of Cravath, Swaine & Moore, special counsel to the Administrative Agent, dated the date hereof, in the form of Exhibit E hereto, with such changes (if any) therein as shall be acceptable to the Administrative Agent.

     (f) The Administrative Agent shall have received (with a photocopy for each Bank) such other instruments and documents as the Administrative Agent may have reasonably requested.

     (g) Each of the Administrative Agent, the Banks and the Borrower shall have executed one or more counterparts of this Agreement.

     (h) The representations and warranties on the part of the Borrower contained in this Agreement shall be true and correct in all material respects on and as of the date hereof, as though made on and as of such date.

     (i) No Event of Default and no Unmatured Event of Default shall have occurred and be continuing on the date hereof, or would result from the making of the Loans.

     (j) The Acquisition shall have been (or shall simultaneously be) completed on terms such that the assets and liabilities of the Borrower shall be substantially those reflected in the Borrower's consolidated balance sheet as of December 31, 1999, referred to in Section 5.01(e), modified to give effect to the Distributions, the making of the BP Amoco Loan and the Shell Loan and the Borrowing hereunder on the date hereof.

     (k) The BP Amoco Loan Agreement, the BP Amoco Guarantee, the Shell Loan Agreement and the Shell Guarantee shall have been (or shall simultaneously be) executed and delivered by the parties thereto, and the BP Amoco Note and the Shell Note shall have been (or shall simultaneously be) issued and delivered to the Borrower. The Borrower and the Administrative Agent shall have received evidence confirming the corporate power and authority of BP Amoco, BP International Limited, Shell Oil Company and the borrower under the Shell Loan Agreement to execute, deliver and perform their respective obligations under, and the due execution and delivery of, such agreements and instruments.

     (l) The Administrative Agent shall have received the letter agreement in the form of Exhibit J hereto, executed by Occidental.

The Borrowing by the Borrower on the date hereof shall be deemed to be a representation and warranty by the Borrower that each of the conditions contained in this Article VII has been satisfied.

                                                                              47
                                  ARTICLE VIII

                                EVENTS OF DEFAULT

     SECTION 8.01. Events of Default. If any of the following events, acts or occurrences (herein called an "Event of Default") shall occur and be continuing:

     (a) default, and continuance thereof for three (3) Business Days, in the payment when due of any amount owing by the Borrower hereunder in respect of the principal of, or interest on, any Loan; or

     (b) any representation or warranty of the Borrower contained in this Agreement or in any certificate, letter or other writing or instrument furnished or delivered by or on behalf of the Borrower to any Bank or the Administrative Agent pursuant hereto or in connection herewith, shall at any time prove to have been incorrect in any material respect when made, deemed made or reaffirmed, as the case may be; or

     (c) the Borrower shall default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under Section 6.01(c), 6.01(k), 6.02(b), 6.02(c) or 6.02(d) hereof (other than a default which would not have occurred or would not be continuing if the calculations pursuant to the aforesaid Sections were made without giving effect to changes in generally accepted accounting principles which require implementation after the date hereof); or

     (d) the Borrower shall default in any material respect in the performance or observance of any other term, covenant, condition or agreement on its part to be performed or observed hereunder (and not constituting an Event of Default under any other clause of this Section 8.01), and such default shall continue unremedied for thirty (30) days after written notice thereof shall have been given to the Borrower by the Administrative Agent or any Bank; or

     (e) either (i) the Borrower or any Material Subsidiary shall generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any case or proceeding or file any petition under any bankruptcy, insolvency or similar law or seeking dissolution, liquidation or reorganization or the appointment of a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors (except the voluntary dissolution, not under any bankruptcy or insolvency law, of a Material Subsidiary), or shall file any answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against it in any bankruptcy, insolvency or similar case or proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business, or (ii) corporate action shall be taken by the Borrower or any Material Subsidiary for the purpose of effectuating any of the foregoing; or

     (f) involuntary proceedings or an involuntary petition shall be commenced or filed against the Borrower or any Material Subsidiary under any bankruptcy, insolvency or similar law or seeking the dissolution, liquidation or reorganization of the Borrower or such Material Subsidiary (as the case may be) or the appointment of a receiver, trustee, custodian or liquidator for the Borrower or such Material Subsidiary (as the case may be) or of a substantial part of the property, assets or business of the Borrower or such Material Subsidiary (as the case may be), or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of the property, assets or business of the Borrower or any Material Subsidiary, and such proceedings or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within thirty
(30) days after commencement, filing or levy, as the case may be; or

     (g) (i) the Borrower or any Material Subsidiary shall default (as principal or guarantor or other surety) in the payment when due (subject to any applicable notice or grace period), whether at stated maturity or otherwise, of any principal of or interest on (howsoever designated) any indebtedness for borrowed money, whether such indebtedness now exists or shall hereafter be created, or
(ii) an event of default (with respect to the Borrower or any Material Subsidiary) as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money of, or guaranteed by, the Borrower or any Material Subsidiary, whether such indebtedness now exists or shall hereafter be created, shall occur and shall permit such indebtedness to become due and payable prior to its stated maturity or due date; provided that no default under this subsection (g) shall be deemed to exist as a result of a default or event of default (as described in clause (i) or clause (ii) above) in respect of any such indebtedness (1) which is payable solely out of the property or assets of a partnership, joint venture or similar entity of which the Borrower or any Material Subsidiary is a participant, or is secured by a mortgage on, or other security interest in, the property or assets owned or held by such entity, in either case without any further recourse to or liability of the Borrower or any Material Subsidiary as a participant in such entity, or (2) if the principal of and interest on such indebtedness, when added to the principal of and interest on all other such indebtedness then in default (exclusive of indebtedness under clause (1) above), does not exceed $100,000,000; or

     (h) with respect to any Plan (other than a Multiemployer Plan) as to which the Borrower or any Subsidiary of the Borrower may have any liability, there shall exist an unfunded current liability under the Code which is material to the consolidated financial condition of the Borrower and its Consolidated Subsidiaries, and (x) steps are undertaken to terminate such Plan or (y) such Plan is terminated or (z) any Reportable Event which presents a material risk of termination with respect to such Plan shall occur; or

     (i) there shall occur any Event of Default under the BP Amoco Loan Agreement or the Shell Loan Agreement (after giving effect to any grace periods provided for therein); or

     (j) there shall occur any Liquidating Event (or other event dissolving and liquidating the Borrower) under the Partnership Agreement as at any time in effect;

then, and in any such event (x) if such event relates to the Borrower and is described in clause (e) or clause (f) of this Section 8.01, (i) the Commitments shall immediately terminate, and (ii) all sums then owing by the Borrower hereunder (and, in the event payment is to be made on a day which is not the expiration date of the relevant Interest Period, together with such amounts as will compensate each Bank in such Bank's sole discretion for any losses incurred by it (or its lending branch or affiliate) in respect of funds borrowed by it or deposited with it for the purpose of making or maintaining its Loans hereunder) shall become and be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and (y) in the case of any other such event, subject to Section 8.02 hereof, the Administrative Agent shall, at the direction of the Required Banks, at the same or different times, take one or more of the following actions: (i) declare the Commitments to be terminated, whereupon the Commitments shall forthwith terminate, or (ii) declare all sums then owing by the Borrower hereunder to be forthwith due and payable, whereupon all such sums (and, in the event payment is to be made on a day which is not the expiration date of the relevant Interest Period, together with such amounts as will compensate each Bank in such Bank's sole discretion for any losses incurred by it (or its lending branch or affiliate) in respect of funds borrowed by it or deposited with it for the purpose of making or maintaining its Loans hereunder) shall become and be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower. Promptly following the making of any such declaration, the Administrative Agent shall give notice thereof to the Borrower and each Bank, but failure to do so or any delay in so doing shall not impair the effect of such declaration.

     SECTION 8.02. Limitations on Exercise of Certain Remedies. (a) Notwithstanding the provisions of Section 8.01 hereof, the Administrative Agent and the Required Banks will not exercise their remedies under clause (y) of such
Section 8.01 unless (i) 10 days shall have elapsed after the Administrative Agent or the Required Banks shall have delivered a notice to each of BP Amoco p.l.c. and Shell Oil Company stating that the Required Lenders have determined that an Event of Default exists and describing such Event of Default in reasonable detail and during such 10 day period the Administrative Agent shall not have received from BP Amoco p.l.c. and/or Shell Oil Company a written undertaking, reasonably satisfactory in form and substance to the Administrative Agent, to cure such Event of Default (or, in the case of any Event of Default that cannot be cured by a payment of money, to attempt in good faith to cure such Event of Default) by the 20th day following the end of such 10 day period, or (ii) the Administrative Agent shall have received the undertaking referred to in the preceding clause (i) and the relevant Event of Default shall not have been cured by the 20th day following the end of the 10 day period referred to in such clause (i).

     (b) The Administrative Agent and the Banks agree that they will not exercise any right that they may have to sell or assign either such Note (or institute legal proceedings by filing a petition, motion, application or other such pleading seeking to in any way compel, request or require the sale or assignment thereof by a trustee, receiver or other official in the course of a proceeding referred to in clause (e) or (f) of Section 8.01 hereof (it being understood that actions taken to preserve or protect rights in respect of the Notes without expressly seeking the sale or assignment thereof do not violate this paragraph)) unless (i) substantially all the other assets of the Borrower shall have been liquidated and (ii) the BP Amoco Note and the Shell Note are sold ratably. It is expressly understood that a sale or assignment of the BP Amoco Note or the Shell Note by a trustee, receiver or other official in the course of a proceeding referred to in clause (e) or clause (f) of Section

8.01 hereof not in violation of the preceding sentence shall not constitute a sale or assignment by the Administrative Agent or the Required Banks.

                                   ARTICLE IX

                     THE ADMINISTRATIVE AGENT AND THE BANKS

     SECTION 9.01. Appointment and Powers of the Administrative Agent. Each Bank hereby irrevocably designates and appoints the Administrative Agent its agent hereunder and hereby authorizes the Administrative Agent to take such action on its behalf and to exercise such rights, remedies, powers and privileges hereunder as are specifically authorized to be exercised by the Administrative Agent by the terms hereof, together with such rights, remedies, powers and privileges as are reasonably incidental thereto. The Administrative Agent may execute any of its duties as Administrative Agent hereunder by or through agents or attorneys-in-fact and shall be entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to the agency hereby created and its duties hereunder, and shall not be liable for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall have no duties or responsibilities to any Bank, except those expressly set forth in this Agreement, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

     SECTION 9.02. Exculpatory Provisions. Neither any Bank nor the Administrative Agent nor any of their respective directors, officers or employees shall be liable for any action taken or omitted to be taken by them hereunder or in connection herewith, except for their own gross negligence or wilful misconduct; nor shall any Bank or the Administrative Agent be responsible in any manner to any Person for the representations, warranties or other statements made by any other Person or for the due execution or delivery, validity, effectiveness, genuineness, value, sufficiency or enforceability against the Borrower or any other obligor of this Agreement or any other document furnished pursuant thereto or in connection herewith. Neither the Administrative Agent nor any of its officers shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

     SECTION 9.03. Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other documents executed and delivered in connection herewith unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall not be liable to any Bank for acting, or refraining from acting, under this Agreement or any other documents executed and delivered in connection herewith in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and their respective successors and assigns.

     SECTION 9.04. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default hereunder unless it has received notice from a Bank or the Borrower referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, it shall give notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as shall be reasonably directed by the Required Banks; provided, however, that unless and until the Administrative Agent shall have received such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable in the best interests of the Banks; provided further that the Administrative Agent shall have the right, power and authority to take the affirmative action specified in Section 8.01 hereof only upon the direction of the Required Banks.

     SECTION 9.05. Indemnification. Each Bank hereby agrees, in the ratio that such Bank's Commitment and outstanding Loans from time to time bear to the Total Commitment and the aggregate outstanding Loans from time to time, to indemnify and hold harmless the Administrative Agent, as agent hereunder, from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs and expenses (including, without limitation, attorneys' fees and expenses) incurred or suffered by the Administrative Agent in such capacity as a result of any action taken or omitted to be taken by the Administrative Agent in such capacity or otherwise incurred or suffered by, made upon, or assessed against the Administrative Agent in such capacity; provided that no Bank shall be liable for any portion of any such losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs or expenses resulting from or attributable to gross negligence or wilful misconduct on the part of the Administrative Agent or its officers, employees or agents. Without limiting the generality of the foregoing, each Bank hereby agrees, in the ratio aforesaid, to reimburse the Administrative Agent promptly following its demand for any out-of-pocket expenses (including, without limitation, attorneys' fees and expenses) incurred by the Administrative Agent hereunder and not reimbursed to the Administrative Agent by the Borrower. Each Bank's obligations under this paragraph shall survive the termination of this Agreement or, if earlier, the termination of the Commitment of such Bank, and the discharge of the Borrower's obligations hereunder.

     SECTION 9.06. Nonreliance on the Administrative Agent and Other Banks. Each Bank expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower.

     SECTION 9.07. The Administrative Agent in its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the Administrative Agent hereunder. With respect to its Loans made or renewed by it, the Administrative Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Administrative Agent, and the terms "Bank" and "Banks" shall include the Administrative Agent in its individual capacity.

     SECTION 9.08. Excess Payments. Except for payments made pursuant to Section 2.04, Section 2.08, Section 2.09 or Section 4.03 hereof, if any Bank shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of or interest on any Loan in excess of its pro rata share of payments and other recoveries obtained by all Banks or holders on account of principal of and interest on Loans then owing to them, such Bank or other holder shall purchase from the other Banks or holders such participation in the Loans owing to them as shall be necessary to cause such purchasing Bank or holder to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Bank or holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Borrower agrees that any Bank or holder so purchasing a participation from another Bank or holder pursuant to this Section 9.08 may, to the fullest extent permitted by law, exercise all its rights of payment (including offset) with respect to such participation as fully as if such Bank or holder were the direct creditor of the Borrower in the amount of such participation.

     SECTION 9.09. Obligations Several. The obligations of the Banks hereunder are several, and neither any Bank nor the Administrative Agent shall be responsible for the obligations of any other Person hereunder, nor will the failure of any Bank to perform any of its obligations hereunder relieve the Administrative Agent or any Bank from the performance of their respective obligations hereunder. Nothing contained in this Agreement, and no action taken by the Banks or the Administrative Agent pursuant hereto or in connection herewith, shall be deemed to constitute the Banks, together or with the Administrative Agent, a partnership, association, joint venture or other entity.

     SECTION 9.10. Resignation by the Administrative Agent. The Administrative Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and the Banks. In the event of such resignation by the Administrative Agent, the Required Banks (with the consent of the Borrower (which shall not be unreasonably withheld) in the event that there then does not exist an Event of Default or Unmatured Event of Default), shall as promptly as practicable appoint a successor Administrative Agent.

     SECTION 9.11. Letter Agreement. Each Bank authorizes the Administrative Agent to execute and deliver a letter agreement in the form of Exhibit J hereto and agrees to observe the standards set forth in such letter agreement in connection with any determination to be made by the Banks thereunder.

     SECTION 9.12. Agents. Notwithstanding anything to the contrary herein, no Bank identified herein as syndication agent or documentation agent shall have any separate duties, rights, responsibilities, obligations or authority in such capacity.

                                    ARTICLE X

                                  MISCELLANEOUS

     SECTION 10.01. No Waiver; Modifications in Writing. No failure or delay on the part of the Administrative Agent or any Bank in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Administrative Agent or any Bank at law, in equity or otherwise. Each request by the Borrower for any amendment, modification, supplement, termination or waiver of or to any provision of this Agreement shall be directed to the Administrative Agent, and no such amendment, modification, supplement, termination or waiver of or to any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Borrower and by or on behalf of the Administrative Agent and the Required Banks; provided, however, that no such amendment, modification, supplement, termination, waiver or consent, as the case may be, which has the effect of (x) reducing the rate or amount, or extending the stated maturity or due date, of any sum payable by the Borrower to any Bank hereunder, or (y) except as provided in Section 2.04(e)(i),
Section 2.08(c)(i), Section 2.09(i), Section 4.03(b)(i) and Section 10.06(c) hereof, increasing the amount, or extending the stated expiration or termination date, of any Bank's Commitment hereunder, or (z) changing this Section 10.01,
Section 10.06 or Section 10.07 hereof or the definitions of the terms "Allocable Share", "Applicable Margin", "Event of Default", "Proportional Share", "Reference Bank", "Reference Banks", "Required Banks", "Commitment", "Total Commitment" and "Unmatured Event of Default", or changing the designation of the "Required Banks" as the Banks entitled to direct the Administrative Agent pursuant to Section 8.01 hereof, or changing any provision that by its express terms requires the consent of each Bank, or releasing any Subsidiary of the Borrower from its obligations under the Guarantee Agreement, or permitting a modification of the Demand Loans as a result of which they would not be payable on demand, shall be effective unless the same shall be signed by or on behalf of each Bank; provided further that no such amendment, modification, supplement, termination, waiver or consent, as the case may be, which has the effect of (x) increasing the duties or obligations of the Administrative Agent hereunder, or (y) increasing the standard of care or performance required on the part of the Administrative Agent hereunder, or (z) reducing or eliminating the indemnities or immunities to which the Administrative Agent is entitled hereunder (including, without limitation, any amendment or modification of this Section 10.01) shall be effective unless the same shall be signed by or on behalf of the Administrative Agent. Any waiver of any provision of this Agreement, and any consent to any departure by the Borrower from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

     SECTION 10.02. Confidentiality. The Administrative Agent and each Bank shall maintain in confidence and not publish, disseminate or disclose in any manner or to any Person and shall not use (x) any material, nonpublic information relating to the Borrower and its Subsidiaries or (y) any technical, nonfinancial information, data or know-how which is identified in writing as confidential by the Borrower, in either case which may be furnished pursuant to this Agreement, including any such information which may be furnished pursuant to Article VI hereof (hereinafter collectively called "Confidential Information"), subject to the Administrative Agent's and each Bank's (a) obligation to disclose any such Confidential Information pursuant to a request or order under applicable laws and regulations or pursuant to a subpoena or other legal process, (b) right to disclose any such nontechnical or financial Confidential Information to bank examiners, its affiliates, auditors, counsel, other professional advisors, other Banks, and other banks or other entities in connection with an offer by such Bank to sell a Participation to such other bank or other entity or to make an assignment pursuant to Section 10.06(c) hereof,
(c) right to use any such Confidential Information in connection with the transactions set forth herein, and (d) right to disclose any such Confidential Information in connection with the transactions set forth herein or in connection with any litigation or dispute involving the Administrative Agent, the Banks and the Borrower or any of its Subsidiaries or any transfer or other disposition by such Bank of any of its loans or other extensions of credit to the Borrower or any of the Borrower's Subsidiaries; provided, however, that Confidential Information disclosed pursuant to clause (b) or (d) of this sentence shall be so disclosed subject to such procedures as are reasonably calculated to maintain the confidentiality thereof; and provided further that Confidential Information disclosed pursuant to applicable laws, regulations, subpoenas or other legal process shall be so disclosed subject to such confidentiality provisions, if any, as may be provided under applicable law. The Administrative Agent and the Banks agree, to the extent permitted by applicable law, to use their best efforts promptly to notify the Borrower in writing of each order, subpoena or other legal process providing for the disclosure and/or production of Confidential Information and shall, to the extent permitted by applicable law, use their best efforts promptly to supply the Borrower with a copy of such order, subpoena or other legal process, in order that the Borrower may intervene in the relevant administrative or legal proceeding or take other appropriate legal action to protect the confidentiality of such Confidential Information. Notwithstanding the foregoing provisions of this Section 10.02, (i) the foregoing obligation of confidentiality shall not apply to any such Confidential Information that was known to such Bank or any of its affiliates prior to the time it received such Confidential Information from the Borrower or its Subsidiaries pursuant to this Agreement, other than as a result of the disclosure thereof by a Person who, to the knowledge or reasonable belief of such Bank, was prohibited from disclosing it by any duty of confidentiality arising (under this Agreement or otherwise) by contract or law, and (ii) the foregoing obligation of confidentiality shall not apply to any such Confidential Information that becomes part of the public domain independently of any act of the Administrative Agent or such Bank not permitted hereunder (through publication, the issuance of a patent disclosing such information or otherwise) or when identical or substantially similar information is received by the Administrative Agent or such Bank without restriction as to its disclosure or use, from a Person who, to the knowledge or reasonable belief of the Administrative Agent or such Bank, was not prohibited from disclosing it by any duty of confidentiality arising (under this Agreement or otherwise) by contract or law. The obligations of the Administrative Agent and each Bank under this
Section 10.02 shall survive the termination of this Agreement or, if earlier, the termination of the Commitment of such Bank.

     SECTION 10.03. Notices, etc. Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto (or, in the case of notices pursuant to Section 8.02 hereof, to BP Amoco p.l.c. or Shell Oil Company) shall be in writing and (except for financial statements and other documents to be furnished pursuant to Article VI hereof (with the exception of notices of the occurrence of an Event of Default or an Unmatured Event of Default which is continuing), which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by telecopier, and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered or sent to the intended recipient thereof in accordance with the provisions of this Section 10.03. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 10.03, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto (or BP Amoco p.l.c. or Shell Oil Company) at their respective addresses (or to their respective telecopier numbers) indicated on Schedule II hereto, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party on such Schedule. Any Person sending a notice to The Chase Manhattan Bank, in its capacity or Administrative Agent under this Agreement will send a copy of such notice to The Bank of Nova Scotia.

     Anything herein to the contrary notwithstanding, notices from the Borrower pursuant to Sections 2.01, 2.04, 2.08, 2.09, 4.01, 4.02 and 4.03 hereof shall be effective, for the purposes of this Agreement, only when actually received by all Persons to whom such notices are required to be sent or given.

     SECTION 10.04. Costs, Expenses and Taxes. The Borrower agrees to pay all costs and expenses of the Administrative Agent in connection with the arrangement of the credit facility provided for herein and the negotiation, preparation, printing, reproduction, execution and delivery of this Agreement, any amendments or modifications of (or supplements to) any of the foregoing and any and all other documents furnished in connection with the execution and delivery of this Agreement, including the reasonable fees and out-of-pocket expenses of outside counsel to the Agents relative thereto (limited, however, to such fees and expenses of only one outside counsel who shall represent the Administrative Agent), and all costs and expenses (whether of the Administrative Agent or any Bank or otherwise and including, without limitation, attorneys' fees and expenses), if any, in connection with the enforcement of this Agreement or any other agreement furnished pursuant hereto or in connection herewith. In addition, the Borrower shall pay all stamp, transfer and other transaction taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, and the Borrower shall pay all such transaction taxes payable or determined to be payable in connection with the making of any Loan by any Bank, and the Borrower agrees to save and hold the Administrative Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such transaction taxes. If any action, suit or proceeding arising from any of the foregoing is brought against the Administrative Agent, any Bank, or any other Person indemnified or intended to be indemnified pursuant to this Section 10.04, the Borrower, to the extent and in the manner directed by the Person or Persons indemnified or intended to be indemnified, will resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by the Borrower (which counsel shall be satisfactory to the Person or Persons indemnified or intended to be indemnified). If the Borrower shall fail to do any act or thing which it has covenanted to do hereunder or any representation or warranty on the part of the Borrower contained herein shall be breached, the Administrative Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose. Any and all amounts so expended by the Administrative Agent shall be repayable to it by the Borrower immediately upon the Administrative Agent's demand therefor, with interest at a rate per annum (computed on the basis of a year consisting of 365 or, when appropriate, 366 days) equal to the sum of (i) the Alternate Base Rate in effect from time to time during the period from and including the date so expended by such Agent to the date of repayment, plus (ii) two percent (2%) per annum. The obligations of the Borrower under this Section 10.04 shall survive the termination of this Agreement and the discharge of the Borrower's other obligations hereunder.

     SECTION 10.05. Confirmations. The Borrower and each Bank agree from time to time, upon written request received by one from the other, to confirm to the other in writing the aggregate unpaid principal amount of the Loans of such Bank then outstanding.

     SECTION 10.06. Successors and Assigns; Participations. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Banks, the Administrative Agent, and their respective successors and permitted assigns; provided, however, that any assignment or transfer by a Bank of any or all of its rights hereunder shall not materially increase the amount which would have been payable to the Bank making such assignment or transfer by the Borrower under this Agreement in the absence of such assignment or transfer; and provided further that except in accordance with the provisions of Section 6.02(a) hereof, the Borrower may not assign its rights hereunder or in connection herewith or any interest herein without the prior written consent of all of the Banks. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and each of their respective successors and permitted assigns.

     (b) Any Bank may without the consent of the Borrower sell participations to one or more banks or other entities that, in the ordinary course of their business, regularly extend credit of the types and in the amounts extended by Banks under this Agreement (such banks and other entities hereinafter referred to, collectively, as "Participants") in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Loan or Loans owing to it); provided, however, that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Participants shall be entitled to the cost protection provisions contained in
Section 2.04, Section 2.08, and Section 3.04 hereof (provided that no Participant shall be entitled to receive any greater amount pursuant to such provisions than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by such transferor Bank to such Participant had no such transfer occurred and provided further that such Participant shall have fully complied with the provisions of Section 10.06(g) hereof) and the cost protection provisions of Section 2.08 hereof shall be applied by assuming that such Bank did not sell any participation to any Participant, (iv) the Borrower, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and in connection with the cost protection provisions of this Agreement to which any Participant is entitled pursuant to this Section 10.06(b), (v) such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower relating to the Loans, (vi) such Bank shall not, except with respect only to changes in the amount of the Commitment of such Bank, or the principal amount of its Loans outstanding or the Interest Rate or Interest Period with respect thereto, or the amount of any fees payable to it hereunder or extension of the Maturity Date, enter into any agreement with any Participant that would require the consent of such Participant with respect to the exercise by such Bank of its voting rights under this Agreement, and (vii) each such sale shall be made in the ordinary course of such Bank's commercial banking business and in compliance with all applicable laws.

     (c) Any Bank may assign, with the prior written consent of the Borrower, BP Amoco p.l.c., Shell Oil Company and the Administrative Agent, which consent shall not be unreasonably withheld by any of such Persons, to one or more Eligible Assignees, or without the consent of the Borrower or the Administrative Agent to one or more Banks, all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the same portion of the applicable Loan or Loans at the time owing to it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement and the Loan or Loans at the time owing to such assigning Bank, (ii) except in the case of an assignment of a Bank's entire interest hereunder, the amount of the Commitment or outstanding Loans of the assigning Bank which it retains shall be in a principal amount of not less than $25,000,000 and the amount of such Commitment or outstanding Loans which it assigns (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be an integral multiple of $5,000,000; (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance with respect to such assignment and a processing and recordation fee of (A) $1,000 in the case of an assignment to any Bank and (B) $2,500 in all other cases (except that such fee shall not be payable if the Eligible Assignee is an affiliate of the assignor
Bank), (iv) each such assignment shall be made in the ordinary course of the assigning Bank's commercial banking business and in compliance with all applicable laws, (v) no such assignment shall be effective unless the Eligible Assignee to which such assignment is made has fully complied with the provisions of Section 10.06(g) hereof and (vi) the Borrower shall have received a copy of the Assignment and Acceptance signed by the parties thereto. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (x) the Eligible Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, (y) the assignor Bank thereunder shall, to the extent provided in such Assignment and Acceptance, be released (except as provided in Section 2.08(b), Section 10.02 and Section 10.07 hereof) from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto), and (z) Schedule I and
Schedule II hereto shall be deemed amended to reflect the addition of such Eligible Assignee and the decrease in the Commitment or outstanding Loans of the assignor Bank. Each assignee of an interest under this Agreement shall take such interest subject to any request made, waiver or consent given or other action taken hereunder prior to the effective date of the Assignment and Acceptance related to such assignment, and, until the effective date of such Assignment and Acceptance, the Administrative Agent and the Borrower shall be entitled conclusively to assume that no assignment of any interest under this Agreement has been made by any Bank or any assignee. Notwithstanding any other provision of this Section 10.06, any Bank may at any time assign all or any portion of its rights under this Agreement held by it to a Federal Reserve Bank; provided that no such assignment shall release a Bank from any of its obligations hereunder.

     (d) By executing and delivering an Assignment and Acceptance, the assignor Bank and the Eligible Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) the assignor Bank represents and warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, (ii) such assignor Bank makes no representation or warranty, and assumes no responsibility with respect to any statements, warranties or representations made by the Borrower, in or in connection with this Agreement or with the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto, (iii) such assignor Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of its obligations under this Agreement or any other instrument or document furnished pursuant hereto, (iv) such Eligible Assignee confirms that it has received a copy of this Agreement together with copies of the financial statements and other documents referred to in Section 5.01(e), Section 6.01(a)(i), Section 6.01(a)(ii) and Section 6.01(a)(v) hereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (v) such Eligible Assignee will, independently and without reliance upon the Administrative Agent, such assignor Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (vi) such Eligible Assignee appoints and authorizes the Administrative Agent to take such action as Agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto, (vii) such Eligible Assignee agrees that it will perform all of the obligations, in accordance with the terms thereof, of the assignor Bank under this

Agreement which are assumed by such Eligible Assignee under such Assignment and Acceptance, and (viii) such Eligible Assignee confirms that it is an Eligible Assignee.

     (e) The Administrative Agent shall maintain at its address listed on
Schedule II hereto a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Banks may treat each person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

     (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an Eligible Assignee, together with the written consent of the Borrower, BP Amoco p.l.c., Shell Oil Company and the Administrative Agent to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is precisely in the form of Exhibit C hereto (or as agreed upon by the Borrower and the Administrative Agent), (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, (iii) give prompt notice thereof to the Borrower, and (iv) deliver a copy of such Assignment and Acceptance to the Borrower.

     (g) If, pursuant to this Section 10.06, any interest in this Agreement or any Loan is transferred to any Participant (a "Transferee") which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Bank (for the benefit of the transferor Bank, the Administrative Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, the Borrower or the transferor Bank with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the transferor Bank in duplicate, for each taxable year of such Transferee during which interest arising under or in connection with this Agreement is received, and before payment by the Borrower of any such interest during such year (or at any other time as required under United States income tax law), a properly completed and executed copy of either Internal Revenue Service Form W-8ECI or Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-9 and any additional form (or such other form) as is necessary to claim complete exemption from United States withholding taxes (wherein such Transferee claims entitlement to complete exemption from United States withholding taxes on all payments hereunder), (iii) to agree (for the benefit of the transferor Bank, the Administrative Agent and the Borrower) to provide to the transferor Bank a new Internal Revenue Service Form W-8ECI or Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-9 and any such additional form (or any successor form or forms) upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable United States laws and regulations with regard to such withholding tax exemption, and (iv) to represent to the transferor Bank (for the benefit of the transferor Bank, the Administrative Agent and the Borrower) that the form or forms so filed will be true and complete.

     (h) Notwithstanding anything to the contrary contained herein, any Bank (a "Granting Bank" may grant to a special purpose funding vehicle that is organized under the laws of the United States or any state thereof (an "SPC"), identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Bank would otherwise provide to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan on a timely basis, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof, (iii) the SPC and any SPC Supporting Financial Institution (as hereinafter defined and, together with the SPC, herein referred to as the "SPC Entities") shall be entitled to the benefit of the cost protection provisions contained in Section 2.04, Section 2.08, and Section 3.04 hereof (provided that no SPC Entity shall be entitled to receive any greater amount pursuant to such provisions than the Granting Bank would have been entitled to receive in respect of the amount of the Loans funded by such SPC had the Granting Bank instead funded such Loans) and the cost protection provisions of Section 2.08 hereof shall be applied by assuming that such Granting Bank did not permit the SPC to make such Loans, (iv) the Borrower, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Granting Bank in connection with such Granting Bank's rights and obligations under this Agreement and in connection with the cost protection provisions of this Agreement to which any SPC Entity is entitled pursuant to this Section 10.06(h), (v) such Granting Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower relating to the Loans and (vi) such Granting Bank shall not, except with respect only to changes in the amount of the Commitment of such Bank, or the principal amount of its Loans outstanding or the Interest Rate or Interest Period with respect thereto, or the amount of any fees payable to it hereunder or extension of the Maturity Date, enter into any agreement with any SPC Entity that would require the consent of such SPC Entity with respect to the exercise by such Granting Bank of its voting rights under this Agreement. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Loan were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Bank). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary in this
Section 10.04, any SPC may (i) with notice to the Borrower and the Administrative Agent, assign (which assignment shall not require the consent of the Borrower or the Administrative Agent) all or a portion of its interests in any Loans to the Granting Bank or to any financial institutions (such financial institutions herein referred to as the "SPC Supporting Financial Institutions") providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans (without paying any processing fee therefor to the extent any such assignment merely creates a security interest in the interests of the SPC) and (ii) disclose on a confidential basis any Confidential Information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC; provided, however, that Confidential Information disclosed pursuant to this clause (ii) shall be so disclosed subject to such procedures as are reasonably calculated to maintain the confidentiality thereof. As this Section applies to any particular SPC, this section may not be amended without the written consent of such SPC.

     SECTION 10.07. Indemnification. In consideration of the execution and delivery of this Agreement by the Banks and the agreement to extend and maintain the credit provided hereunder, the Borrower hereby agrees to indemnify, exonerate and hold each of the Banks, the Administrative Agent, and each of the officers, directors, employees and agents of each of the Banks, the Administrative Agent, and each Person, if any, who controls any such Bank or the Administrative Agent, or any such officer, director, employee or agent, within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (herein collectively called the "Indemnitees" and individually called an "Indemnitee"), free and harmless from and against any and all actions, claims, causes of action, suits, losses, liabilities, damages and expenses, including without limitation, reasonable attorneys' fees and disbursements (herein collectively called the "Indemnified Liabilities"), which may be incurred by or asserted against the Indemnitees or any Indemnitee as a result of, or arising out of, or relating to, or in connection with, any investigation, litigation or proceeding related to (i) any use made or proposed to be made by the Borrower of the proceeds of any Loan, (ii) the consummation of the transactions contemplated by any such use or proposed use, (iii) any untrue statement or alleged untrue statement of any material fact made by the Borrower in connection therewith, or (iv) the omission or alleged omission by the Borrower to state in connection therewith a material fact required to be so stated or necessary to make the statements made, in light of the circumstances under which they were made, not misleading, whether or not any such Indemnitee is a party thereto, and, to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law; provided, however, that there shall be no right to indemnification or contribution under this Section
10.07 (a) for Indemnified Liabilities based upon or arising out of actions or omissions by any Bank in a capacity other than that of a lender to the Borrower or by the Administrative Agent in its capacity other than that as agent for the Banks hereunder and (b) other than in respect of Indemnified Liabilities arising from or to third parties, for Indemnified Liabilities based upon or arising out of (i) the inaccuracy or incompleteness of any factual information furnished by or on behalf of the Borrower not involving the failure to disclose events or circumstances that could reasonably be expected to result in a material adverse change in the consolidated financial condition, business or operations of the Borrower or (ii) financial projections and estimates of oil and gas reserves furnished by or on behalf of the Borrower to the extent that such projections or estimates were prepared in good faith based on assumptions believed to be reasonable at the time of such preparation. Each Indemnitee will use its best efforts to promptly notify the Borrower of each event of which it has knowledge which may give rise to a claim under the indemnification provisions of this
Section 10.07. If any action, suit or proceeding arising from any of the foregoing is brought against the Administrative Agent, any Bank or any other Person indemnified or intended to be indemnified pursuant to this Section 10.07, the Borrower, to the extent and in the manner directed by the Person or Persons indemnified or intended to be indemnified, will resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by the Borrower (which counsel shall be reasonably satisfactory to the Person or Persons indemnified or intended to be indemnified). Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the Borrower shall fail to do any act or thing which it has covenanted to do hereunder or any representation or warranty on the part of the Borrower contained herein shall be breached, the Administrative Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose. Any and all amounts so expended by the Administrative Agent shall be repayable to it by the Borrower immediately upon the Administrative Agent's demand therefor, with interest at a rate per annum (computed on the basis of a year consisting of 365 or, when appropriate, 366 days) equal to the sum of (i) the Alternate Base Rate in effect from time to time during the period from and including the date so expended by the Administrative Agent to the date of repayment, plus (ii) two percent (2%) per annum. The Borrower shall have no obligation to any Indemnitee under this
Section 10.07 to the extent that Indemnified Liabilities result from gross negligence or wilful misconduct on the part of such Indemnitee. The obligations of the Borrower under this Section 10.07 shall survive the termination of this Agreement and the discharge of the Borrower's other obligations hereunder. The obligations of each Bank (and of each other Indemnitee with respect to such Bank) under this Section 10.07 shall survive the termination of this Agreement or, if earlier, the termination of the Commitment of such Bank.

     SECTION 10.08. Reference Banks. Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated hereby by 10:30 a.m., New York City time, on the day such quotations are required to be furnished hereunder. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant Eurodollar Rate on the basis of the quotations, if any, furnished by the remaining Reference Banks and, in the event that all Reference Banks fail to so furnish a quotation, on the basis of such other information as the Administrative Agent in its sole discretion shall deem appropriate. If any Reference Bank assigns its Loans to an unaffiliated institution, the Administrative Agent shall, in consultation with the Borrower, and with the consent of the Required Banks, appoint another Bank to act as a Reference Bank hereunder. If the Borrower is entitled to replace any Bank (which is also a Reference Bank) as provided in Section 2.04(e), Section 2.08(c), Section 2.09 or Section 4.03(b) hereof, the Borrower may, in consultation with the Administrative Agent, and with the consent of the Required Banks, appoint a replacement Reference Bank.

     SECTION 10.09. Headings. Article and Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

     SECTION 10.10. Circumstances Requiring Consultation. In the event that (i) additional amounts have become payable to an Affected Bank as a result of the occurrence of circumstances referred to in Section 2.04 hereof, (ii) any Affected Bank shall have made a determination pursuant to Section 4.03(a) hereof, or (iii) additional amounts have become payable to any Bank or any Participant pursuant to Section 2.08 hereof, then, and in any such event, such Affected Bank, Bank or Participant, as the case may be, shall promptly consult with the Administrative Agent and the Borrower in order to endeavor, and such Affected Bank, Bank or Participant, as the case may be, shall use its best efforts, to take such action as, in the good faith judgment of such Affected Bank, Bank or Participant, is then reasonable and practicable under the circumstances (including, without limitation, changing the location of its lending office or participating office, as the case may be, in order to move the situs of such Affected Bank's or Bank's Loans or such Participant's participation to another jurisdiction, if possible without material liability, cost or expense to such Affected Bank, Bank or Participant and without material reduction to such Affected Bank or Bank of any amount otherwise receivable by such Affected Bank or Bank under this Agreement or receivable by such Participant under its participation) to mitigate or eliminate the effect of such event. In addition, in the event that (i) any Bank or Participant shall, as a result of reserves maintained by such Bank or Participant with any Federal Reserve Bank of the United States in connection with any of the Loans or participations, be entitled to receive, and receive, amounts from such Federal Reserve Bank (in the form of interest or otherwise) in respect of such reserves, or (ii) any Bank or Participant shall receive any similar (or other) benefit as a result of actions taken by such Bank or Participant with respect to any Capital Adequacy Rule, then, and in any such event, such Bank or Participant shall promptly consult with the Administrative Agent and the Borrower in order to endeavor, and such Bank or Participant shall use its best efforts, to take such action as, in the good faith judgment of such Bank or Participant, is then reasonable and practicable under the circumstances to give the benefit of such amounts or benefits to the Borrower.

     SECTION 10.11. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

     SECTION 10.12. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     SECTION 10.13. CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE BORROWER WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE CITY OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER ACCEPTS, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT FROM WHICH NO APPEAL HAS BEEN TAKEN OR IS AVAILABLE. THE BORROWER IRREVOCABLY AGREES THAT ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH ON SCHEDULE II HERETO OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT HERETO, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE BORROWER TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. EACH OF THE BORROWER, THE

ADMINISTRATIVE AGENT AND THE BANKS IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH JURISDICTION. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR LIMIT THE RIGHT OF ANY BANK TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURT OF ANY OTHER COMPETENT JURISDICTION.

     SECTION 10.14. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 10.15. Maximum Interest. Nothing contained in this Agreement shall be deemed to establish or require the payment of interest at a rate in excess of the maximum rate permitted by applicable law. In the event that the rate of interest required to be paid to any of the Banks under this Agreement exceeds the maximum rate permitted by applicable law, the rate of interest required to be paid to such Banks hereunder shall be automatically reduced to the maximum rate permitted by applicable law.

     SECTION 10.16. Limitation on Recourse. Notwithstanding anything to the contrary contained in this Agreement or in any document executed in connection herewith, none of the Partners (in their capacities as such) or their respective Affiliates, or the respective properties of the Partners and their Affiliates, shall be liable for the payment or reimbursement of any obligations under this Agreement (including, without limitation, the Loans and interest thereon), and neither shall such Partners or such Affiliates (or any of the respective properties of such Partners or such Affiliates) be liable for damages resulting from any Event of Default or Unmatured Event of Default or any breach of any warranty, representation, covenant or agreement contained in or arising under this Agreement or any document executed in connection herewith, provided, however, that (a) the foregoing provisions shall not apply to the Borrower and its Subsidiaries or any properties of the Borrower and its Subsidiaries, and (b) the provisions of this Section 10.16 shall not reduce or limit the obligations of any Partner or Affiliate of a Partner under any agreement or instrument executed and delivered by it (including, without limitation, any agreement or instrument attached as an exhibit hereto).

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        OCCIDENTAL PERMIAN, LTD.,

                                         By OCCIDENTAL PERMIAN MANAGER LLC, its
                                         General Partner,

                                         By OXY USA INC., its Class A Member and
                                         Manager,

                                           by /s/ J.R. Havert
                                             -----------------------------------
                                             Name:  J.R. Havert
                                             Title: Vice President and Treasurer

                                        THE CHASE MANHATTAN BANK, as
                                        Administrative Agent,

                                         by /s/ Steven Wood
                                           -------------------------------------
                                           Name:  Steven Wood
                                           Title: Vice President

                                        THE BANK OF NOVA SCOTIA, in its
                                        individual capacity and as
                                        Administrative Agent,

                                         by /s/ M. Van Otterloo
                                           -------------------------------------
                                           Name:  M. Van Otterloo
                                           Title: Managing Director, Corporate

                                        CHASE BANK OF TEXAS, N.A.,


                                         by /s/ Beth Lawrence
                                           -------------------------------------
                                           Name:  Beth Lawrence
                                           Title: Managing Director

                                        BANK OF AMERICA, N.A.,

                                         by /s/ Claire M. Liu
                                           -------------------------------------
                                           Name:  Claire M. Liu
                                           Title: Managing Director

                                        MORGAN GUARANTY TRUST COMPANY OF NEW
                                        YORK,

                                         by /s/ Robert Bottamed
                                           -------------------------------------
                                           Name:  Robert Bottamed
                                           Title: Vice Presdient

                                        UBS AG, STAMFORD BRANCH,

                                         by /s/ Richard W. Fortney
                                           -------------------------------------
                                           Name:  Richard W. Fortney
                                           Title: Executive Director

                                         by /s/ Dorothy McKinley
                                           -------------------------------------
                                           Name:  Dorothy McKinley
                                           Title: Director
                                                  Loan Portfolio Support, US

                                        ABN AMRO BANK N.V.,

                                         by /s/ Paul K. Stimpfl
                                           -------------------------------------
                                           Name:  Paul K. Stimpfl
                                           Title: Group Vice President

                                         by /s/ Mitsoo Iravani
                                           -------------------------------------
                                           Name:  Mitsoo Iravani
                                           Title: Assistant Vice President

                                        BANK ONE, NA,

                                         by /s/ James P. Moore
                                           -------------------------------------
                                           Name:  James P. Moore
                                           Title: Senior Vice President

                                        BAYERISCHE LANDESBANK GIROZENTRALE,

                                         by /s/ Alex Kohnert
                                           -------------------------------------
                                           Name:  Alex Kohnert
                                           Title: First Vice President

                                         by /s/ James Boyle
                                           -------------------------------------
                                           Name:  James Boyle
                                           Title: Vice President

                                        COMMERZBANK AKTIENGESELLSCHAFT, NEW YORK
                                        GRAND CAYMAN BRANCHES

                                         by /s/ Christian Jagenberg
                                           -------------------------------------
                                           Name:  Christian Jagenberg
                                           Title: Senior Vice President &
                                                  Manager

                                         by /s/ Andrew Lee
                                           -------------------------------------
                                           Name:  Andrew Lee
                                           Title: Assistant Treasurer

                                        CREDIT SUISSE FIRST BOSTON,

                                         by /s/ James P. Moran
                                           -------------------------------------
                                           Name:  James P. Moran
                                           Title: Director

                                         by /s/ William S. Lutkins
                                           -------------------------------------
                                           Name:  William S. Lutkins
                                           Title: Vice President

                                        THE DAI-ICHI KANGYO BANK, LTD.,

                                         by /s/ Katsuya Noto
                                           -------------------------------------
                                           Name:  Katsuya Noto
                                           Title: Assistant Vice President

                                        BAYERISCHE HYPO-UND VEREINSBANK AG, NEW
                                        YORK BRANCH,

                                         by /s/ Yoram Dankner
                                           -------------------------------------
                                           Name:  Yoram Dankner
                                           Title: Managing Director

                                         by /s/ Steven Atwell
                                           -------------------------------------
                                           Name:  Steven Atwell
                                           Title: Director

                                        THE INDUSTRIAL BANK OF JAPAN, LIMITED,

                                         by /s/ Carl-Eroc Benzinger
                                           -------------------------------------
                                           Name:  Carl-Eric Benzinger
                                           Title: Senior Vice President &
                                                  Senior Deputy General Manager

                                        PARIBAS,

                                         by /s/ Larry Robinson
                                           -------------------------------------
                                           Name:  Larry Robinson
                                           Title: Vice President

                                         by /s/ Betsy Jocher
                                           -------------------------------------
                                           Name:  Betsy Jocher
                                           Title: Vice President

                                        CREDIT AGRICOLE INDOSUEZ,

                                         by /s/ Michael R. Quiray
                                           -------------------------------------
                                           Name:  Michael R. Quiray
                                           Title: Vice President
                                                  Senior Relationship Manager

                                         by /s/ Scott A. Schroeder
                                           -------------------------------------
                                           Name:  Scott A. Schroeder
                                           Title: Assistant Vice President

                                        FLEET NATIONAL BANK,

                                         by /s/ Sarah P.Z. Dwyer
                                           -------------------------------------
                                           Name:  Sarah P.Z. Dwyer
                                           Title: Vice President

                                        KBC BANK,

                                         by /s/ Robert Snauffer
                                           -------------------------------------
                                           Name:  Robert Snauffer
                                           Title: First Vice President

                                         by /s/ Michael V. Curran
                                           -------------------------------------
                                           Name:  Michael V. Curran
                                           Title: Vice President

                                        SOCIETE GENERALE,
                                        NEW YORK BRANCH,

                                         by /s/ Bruce T. Spector
                                           -------------------------------------
                                           Name:  Bruce T. Spector
                                           Title: Director

                                        BANCA COMMERCIALE ITALIANA,
                                        LOS ANGELES FOREIGN BRANCH,

                                         by /s/ Edward Bermant
                                           -------------------------------------
                                           Name:  Edward Bermant
                                           Title: First Vice President & Deputy
                                                  Manager

                                         by /s/ Charles Dougherty
                                           -------------------------------------
                                           Name:  Charles Dougherty
                                           Title: Vice President

                                        BANCA NAZIONALE DEL LAVORO SPA
                                        NEW YORK BRANCH,

                                         by /s/ Roberto Mancone
                                           -------------------------------------
                                           Name:  Roberto Mancone
                                           Title: Senior Loan Officer

                                         by /s/ Leonardo Valentini
                                           -------------------------------------
                                           Name:  Leonardo Valentini
                                           Title: First Vice President

                                        THE BANK OF NEW YORK,

                                         by /s/ Raymond J. Palmer
                                           -------------------------------------
                                           Name:  Raymond J. Palmer
                                           Title: Vice President

                                        Lloyds TSB Bank plc,

                                         by /s/ Windsor R. Davies
                                           -------------------------------------
                                           Name:  Windsor R. Davies
                                           Title: Director, Corporate Banking,
                                                  USA
                                                  D061

                                         by /s/ David Rodway
                                           -------------------------------------
                                           Name:  David Rodway
                                           Title: Assistant Director
                                                  R156

                                        TORONTO DOMINION (TEXAS), INC.,

                                         by /s/ Sheila M. Conley
                                           -------------------------------------
                                           Name:  Sheila M. Conley
                                           Title: Vice President

                                        ARAB BANK PLC,

                                         by /s/ Emmanuel Caravanos
                                           -------------------------------------
                                           Name:  Emmanuel Caravanos
                                           Title: Vice President